UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

MEETING DATE:	June 3, 2020

TIME:	9:00 a.m. Pacific Time

PLACE:	Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109*

ITEMS OF BUSINESS:	1) The election of our Board of Directors;

2) An advisory vote on executive compensation;

3) The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021; and

4) Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on April 6, 2020.

MEETING ADMISSION:	You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the close of business on April 6, 2020. Photo identification and proof of ownership on the record date is required for admittance. Proof of ownership can be a brokerage or account statement indicating ownership on April 6, 2020, the Notice of Internet Availability of Proxy Materials, a proxy card, or a legal proxy or voting instruction card provided by your broker, bank or nominee.

By Order of the Board of Directors

David King Secretary April 17, 2020

*As part of our precautions regarding the COVID-19 outbreak, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the U.S. Securities and Exchange Commission as additional proxy materials.

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or by completing the enclosed proxy card and returning it in the enclosed envelope. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

i

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Our Board of Directors is soliciting your proxy to vote your shares at our 2020 Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, June 3, 2020 at 9:00 a.m. Pacific Time, and for any adjournment or postponement of the meeting. Our Annual Meeting will be held at our corporate headquarters located at 3250 Van Ness Avenue, San Francisco, California 94109. As part of our precautions regarding the COVID-19 outbreak, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the U.S. Securities and Exchange Commission, or the SEC, as additional proxy materials.

Our Annual Report to Stockholders for the fiscal year ended February 2, 2020, or fiscal 2019, including our financial statements for fiscal 2019, is also included with this Proxy Statement and posted on our website at ir.williams-sonomainc.com/financial-reports-page. The Annual Report, Notice of Internet Availability of Proxy Materials, or the Notice, and the Proxy Statement were first made available to stockholders and posted on our website on or about April 17, 2020.

What is the purpose of the Annual Meeting?

Stockholders will be asked to vote on the following matters:

1)	The election of our Board of Directors;

2)	An advisory vote to approve executive compensation;

3)	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021; and

4)

Such other business as may properly come before the meeting or any adjournment or postponement of the meeting, including stockholder proposals. At this time, we do not know of any other matters to be brought before the Annual Meeting.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. If you received the Notice, by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Can I receive future proxy materials by e-mail?

Yes. You may choose to receive future proxy materials by e-mail by following the instructions provided on the website referred to in the Notice. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who may vote?

Only stockholders of record at the close of business on April 6, 2020, the record date, are entitled to receive notice of and to vote at the Annual Meeting. Each holder of our common stock will be entitled to one vote for each share of our common stock owned as of the record date. As of the record date, there were 77,213,492 shares of our common stock outstanding and entitled to vote, and there were 306 stockholders of record, which number does not include beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

How do I vote?

You may vote in person at the Annual Meeting, electronically by submitting your proxy through the Internet, by telephone or by returning a hard copy of the proxy card before the Annual Meeting. Proxies properly executed, returned to us on a timely basis and not revoked will be voted in accordance with the instructions contained in the proxy. If any matter not described in this Proxy Statement is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

How do I vote electronically or by telephone?

You may vote by submitting your proxy through the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate your identity as a Williams-Sonoma, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting on the Internet or by telephone are provided below in this Proxy Statement, in the Notice and on the proxy card.

Shares Registered Directly in the Name of the Stockholder

If your shares are registered directly in your name in our stock records maintained by our transfer agent, EQ Shareowner Services, then you may vote your shares:

•	on the Internet at www.proxypush.com/wsm; or

•	by calling EQ Shareowner Services from within the United States at 866-883-3382.

Proxies for shares registered directly in your name that are submitted on the Internet or by telephone must be received before noon Pacific Time on Tuesday, June 2, 2020.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you should follow the voting instructions on the Notice or the voting instruction card provided by your brokerage firm or bank.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet or by telephone and how to request paper copies of the proxy materials.

What if I return my proxy card directly to the company, but do not provide voting instructions?

If a signed proxy card is returned to us without any indication of how your shares should be voted, votes will be cast “FOR” the election of the directors named in this Proxy Statement, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers, and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021.

May I attend the Annual Meeting?

Only stockholders of record at the close of business on April 6, 2020, the record date, are entitled to attend the Annual Meeting. Stockholders planning to attend the Annual Meeting must present photo identification and proof of ownership on the record date in order to be admitted. Proof of ownership can be a brokerage or account statement indicating ownership on April 6, 2020, the Notice of Internet Availability of Proxy Materials, a proxy card, or a legal proxy or voting instruction card provided by your broker, bank or nominee. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

As part of our precautions regarding the COVID-19 outbreak, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the SEC as additional proxy materials.

What are the directions to attend the Annual Meeting?

The following are directions to attend the Annual Meeting from various locations around the San Francisco Bay Area:

From the South Bay

Take US-101 Northbound toward San Francisco

Take the US-101 exit on the left

Keep left at the fork to continue on US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the East Bay

Take I-80 Westbound across the Bay Bridge toward San Francisco

Take exit 1B to merge onto US-101 North

Take exit 434A to merge onto Mission Street/US-101

Turn left at US-101/South Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

From the North Bay

Take US-101 Southbound across the Golden Gate Bridge toward San Francisco

Exit onto Richardson Avenue/US-101 toward Lombard Street

Continue to follow US-101

Turn left at US-101/Van Ness Avenue

Continue North on Van Ness Avenue

Destination will be on the right

How many shares must be present to transact business at the Annual Meeting?

Stockholders holding a majority of our outstanding shares as of the record date must be present in person or by proxy at the Annual Meeting so that we may transact business. This is known as a quorum. Shares that are voted in person, on the Internet, by telephone or by signed proxy card, and abstentions and broker non-votes, will be included in the calculation of the number of shares considered to be present for purposes of determining whether there is a quorum at the Annual Meeting.

What is a broker non-vote?

The term broker non-vote refers to shares that are held of record by a broker for the benefit of the broker’s clients but that are not voted at the Annual Meeting by the broker on certain non-routine matters set forth in New York Stock Exchange, or NYSE, Rule 402.08(B) because the broker did not receive instructions from the broker’s clients on how to vote the shares and, therefore, was prohibited from voting the shares.

How many votes are needed to elect directors?

Pursuant to a majority voting bylaw adopted by our Board of Directors and further described in our Amended and Restated Bylaws, the election of each of the six director nominees requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified. Your proxy will be voted in accordance with your instructions. If no instructions are given, the proxy holders will vote “FOR” each of the director nominees. If you hold your shares through a brokerage, bank or other nominee, or in “street name,” it is important to cast your vote if you want it to count in the election of directors. If you hold your shares in street name and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf. Broker non-votes and abstentions will have no effect on the outcome of the election.

Pursuant to the resignation policy adopted by our Board of Directors and further described in our Corporate Governance Guidelines, any nominee for director who is not elected shall promptly tender his or her conditional resignation to our Board of Directors following certification of the stockholder vote. The Nominations, Corporate Governance and Social Responsibility Committee will consider the resignation offer and recommend to our Board of Directors the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominations, Corporate Governance and Social Responsibility Committee shall consider all factors it deems relevant. Our Board of Directors will act on the Nominations, Corporate Governance and Social Responsibility Committee’s recommendation within 90 days following certification of the stockholder vote and will publicly disclose its decision with respect to the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable).

Any director who tenders his or her resignation pursuant to the resignation policy shall not participate in the Nominations, Corporate Governance and Social Responsibility Committee’s recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Nominations, Corporate Governance and Social Responsibility Committee is required to tender his or her resignation pursuant to the resignation policy in the same election, then the independent directors of our Board of Directors who are not required to tender a resignation pursuant to the resignation policy shall consider the resignation offers and make a recommendation to our Board of Directors.

To the extent that one or more directors’ resignations are accepted by our Board of Directors, our Board of Directors in its discretion may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

How many votes are needed to approve Proposals 2 and 3?

Proposals 2 and 3 require the affirmative vote of holders of a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting. Proxy cards marked “abstain” will have the effect of a “NO” vote and broker non-votes will have no effect on the outcome of the vote.

The outcome of Proposal 2, the advisory vote on the approval of the compensation of our Named Executive Officers, will not be binding on us or the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Are there any stockholder proposals this year?

No stockholder proposals are included in this Proxy Statement, and we have not received notice of any stockholder proposals to be raised at this year’s Annual Meeting.

What if I want to change my vote(s)?

You may revoke your proxy prior to the close of voting at the Annual Meeting by any of the following methods:

•	sending written notice of revocation to our Secretary;

•	sending a signed proxy card bearing a later date;

•	voting by telephone or on the Internet at a later date; or

•	attending the Annual Meeting, revoking your proxy and voting in person.

What is householding?

Householding is a cost-cutting procedure used by us and approved by the SEC to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing a household. Under the householding procedure, we send only one Notice or Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Notice or Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. A stockholder may notify us that the stockholder would like a separate Notice or Annual Report and Proxy Statement by phone at 415-421-7900 or by mail at the following mailing address: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109. If we receive such notification that the stockholder wishes to receive a separate Notice or Annual Report and Proxy Statement, we will promptly deliver such Notice or Annual Report and Proxy Statement. If you wish to update your participation in householding, you may contact your broker or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

What if I received more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. You must complete each proxy card in order to ensure that all shares beneficially held by you are represented at the meeting. If you are interested in consolidating your accounts, you may contact your broker or our transfer agent, EQ Shareowner Services, at 800-468-9716.

Who pays the expenses incurred in connection with the solicitation of proxies?

We pay all of the expenses incurred in preparing, assembling and mailing the Notice or this Proxy Statement and the materials enclosed. We have retained Skinner & Company to assist in the solicitation of proxies at an estimated cost to us of $7,000. Some of our officers or employees may solicit proxies personally or by telephone or other means. None of those officers or employees will receive special compensation for such services.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that the following former or current members of the Board satisfied the independence requirements of our “Policy Regarding Director Independence Determinations,” which is part of our Corporate Governance Guidelines: Adrian Bellamy, Scott Dahnke, Anthony Greener, Robert Lord, Anne Mulcahy, Grace Puma, William Ready, Christiana Smith Shi, Sabrina Simmons, Jerry Stritzke and Frits van Paasschen. Accordingly, the Board has determined that none of these individuals has a material relationship with us and that each of these individuals is independent within the meaning of the NYSE and SEC director independence standards, as currently in effect. Further, each member of our Board committees satisfied the independence requirements of the NYSE and SEC, and any heightened independence standards applicable to each committee on which they serve. The Board’s independence determination was based on information provided by our directors and discussions among our officers and directors.

Board Leadership Structure

We currently separate the positions of Chief Executive Officer and Chairman of the Board. Mr. Bellamy, an independent director, has served as our Chairman of the Board since May 2010. Our Corporate Governance Guidelines provide that in the event that the Chairman of the Board is not an independent director, the Board shall elect a Lead Independent Director. As Mr. Bellamy is an independent director, we have not appointed a separate Lead Independent Director. Mr. Bellamy will be retiring as of the Annual Meeting, Mr. Dahnke will be succeeding Mr. Bellamy as Chairman of the Board if he is re-elected at the Annual Meeting.

Separating the positions of Chief Executive Officer and Chairman of the Board maximizes the Board’s independence and aligns our leadership structure with current trends in corporate governance best practices. Our Chief Executive Officer is responsible for day-to-day leadership and for setting the strategic direction of the company, while the Chairman of the Board provides independent oversight and advice to our management team, and presides over Board meetings.

Board Meetings and Executive Sessions

During fiscal 2019, our Board held a total of 4 meetings. Each director who was a member of our Board during fiscal 2019 attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which such director served as a director and (ii) the total number of meetings held by all committees of the Board on which such director served during the periods that such director served.

It is the Board’s policy to have a separate meeting time for independent directors, typically during the regularly scheduled Board meetings. During fiscal 2019, executive sessions were led by our Chairman of the Board, Mr. Bellamy.

Attendance of Directors at Annual Meeting of Stockholders

It is our policy that directors who are nominated for election at our Annual Meeting should attend the Annual Meeting. All but one director who was nominated for election at our 2019 Annual Meeting attended the meeting.

Board Committees

Our Board has three standing committees: the Audit and Finance Committee, the Compensation Committee and the Nominations, Corporate Governance and Social Responsibility Committee. Each committee operates under a written charter adopted by the Board. The committee charters are each available on the company’s website at ir.williams-sonomainc.com/governance and are also available in print to any stockholder upon request.

The following table sets forth the members of each committee as of April 6, 2020, the functions of each committee, and the number of meetings held during fiscal 2019.

Committee and Members	Functions of Committee	Number of Meetings in Fiscal 2019
Audit and Finance: Sabrina Simmons, Chair Anne Mulcahy Grace Puma

• Assists our Board in its oversight of the integrity of our financial statements; the qualifications, independence, retention and compensation of our independent registered public accounting firm; the performance of our internal audit function; and our compliance with legal and regulatory requirements;

• Prepares the report that the SEC rules require to be included in our annual proxy statement;

• Reviews and recommends policies related to dividend, stock repurchase and foreign currency programs; and

• Assists the Board with its oversight of our major financial risk exposures, and reviews with management such exposures and the steps management has taken to monitor and control such exposures.

9

Compensation: Adrian Bellamy, Chair Scott Dahnke Frits van Paasschen

• Reviews and determines our executive officers’ compensation;

• Reviews and determines our general compensation goals and guidelines for our employees;

• Administers certain of our compensation plans and provides assistance and recommendations with respect to other compensation plans;

• Reviews the compensation discussion and analysis report that the SEC rules require to be included in our annual proxy statement;

• Assists the Board with its oversight of risk arising from our compensation policies and programs, and assesses on an annual basis potential material risk from our compensation policies and programs; and

• Appoints, sets the compensation of, and determines independence of any compensation consultant or other advisor retained.

5

Nominations, Corporate Governance and Social Responsibility: Adrian Bellamy Scott Dahnke

• Reviews and recommends corporate governance policies;

• Identifies and makes recommendations for nominees for director and considers criteria for selecting director candidates;

• Considers stockholders’ director nominations and proposals;

• Reviews and determines our compensation policy for our non-employee directors;

• Considers resignation offers of director nominees and recommends to the Board the action to be taken with respect to each such offered resignation;

• Oversees the evaluation of our Board and our senior management team; and

• Oversees corporate social responsibility, sustainability, stockholder engagement and disclosure regarding corporate social responsibility and sustainability matters.

4

Audit and Finance Committee

The Board has determined that each member of the Audit and Finance Committee is independent under the NYSE rules, as currently in effect, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board has determined that Ms. Simmons is an “audit committee financial expert” under the SEC rules. The Board has also determined that each Audit and Finance Committee member is “financially literate,” as described in the NYSE rules.

Compensation Committee

The Board has determined that each member of the Compensation Committee is independent under the NYSE rules, as currently in effect, is an “outside director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code and is a “non-employee director” under Section 16(b) of the Securities Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

Mr. Bellamy, Mr. Dahnke, Mr. Greener, Mr. Stritzke and Mr. van Paasschen served as members of the Compensation Committee during fiscal 2019. No member of this committee was at any time during fiscal 2019 or at any other time an officer or employee of the company, or had any relationship with the company requiring disclosure under Item 404 of Regulation S-K. In addition, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has or had one or more executive officers serving as a member of our Board or Compensation Committee.

Nominations, Corporate Governance and Social Responsibility Committee

The Board has determined that each member of the Nominations, Corporate Governance and Social Responsibility Committee is independent under the NYSE rules currently in effect. Each member of the Nominations, Corporate Governance and Social Responsibility Committee is a non-employee director.

In June 2019, the Board delegated oversight of corporate social responsibility and sustainability matters to the Nominations, Corporate Governance and Social Responsibility Committee. During fiscal 2019, in furtherance of the Nominations, Corporate Governance and Social Responsibility Committee’s functions, the Committee took the following actions, among other things:

•	Evaluated the composition of the Board, and considered desired skill sets, qualities and experience for potential future Board members, as well as potential candidates;

•	Evaluated the composition of the committees of the Board;

•	Oversaw key initiatives related to corporate social responsibility, sustainability and stockholder engagement;

•	Considered and recommended to the Board the submission to stockholders of the director nominees described in the company’s 2019 Proxy Statement; and

•	Managed the annual Board self-assessment process.

Director Nominations

The Nominations, Corporate Governance and Social Responsibility Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the Board for selection, as director nominees are as follows:

•	The Nominations, Corporate Governance and Social Responsibility Committee periodically reviews the current composition and size of the Board;

•

The Nominations, Corporate Governance and Social Responsibility Committee manages the annual self-assessment of the Board as a whole and considers the performance and qualifications of individual members of the Board when recommending individuals for election or re-election to the Board;

•

The Nominations, Corporate Governance and Social Responsibility Committee reviews the qualifications of any candidates who have been properly recommended by stockholders, as well as those candidates who have been identified by management, individual members of the Board or, if it deems appropriate, a search firm. Such review may, in the Nominations, Corporate Governance and Social Responsibility Committee’s discretion, include a review solely of information provided to it or also may include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominations, Corporate Governance and Social Responsibility Committee deems appropriate;

•

In evaluating the qualifications of candidates for the Board, the Nominations, Corporate Governance and Social Responsibility Committee considers many factors, including issues of character, judgment, independence, financial expertise, industry experience, range of experience, and other commitments. The Nominations, Corporate Governance and Social Responsibility Committee values diversity, but does not assign any particular weight or priority to any particular factor. The Nominations, Corporate Governance and Social Responsibility Committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the Nominations, Corporate Governance and Social Responsibility Committee has not established specific minimum qualifications for director candidates, it believes that candidates and nominees must be suitable for a Board that is composed of directors (i) a majority of whom are independent; (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet the requirements of all applicable rules, such as financial literacy or financial expertise with respect to Audit and Finance Committee members;

•

In evaluating and identifying candidates, the Nominations, Corporate Governance and Social Responsibility Committee has the sole authority to retain and terminate any third-party search firm that is used to identify director candidates and the sole authority to approve the fees and retention terms of any search firm;

•	After such review and consideration, the Nominations, Corporate Governance and Social Responsibility Committee recommends to the Board the slate of director nominees; and

•

The Nominations, Corporate Governance and Social Responsibility Committee endeavors to notify, or cause to be notified, all director candidates of the decision as to whether to nominate individuals for election to the Board.

There are no differences in the manner in which the Nominations, Corporate Governance and Social Responsibility Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder, management or a search firm.

Stockholder Recommendations

The Nominations, Corporate Governance and Social Responsibility Committee will consider recommendations from stockholders regarding possible director candidates for election at next year’s Annual Meeting. Pursuant to our Stockholder Recommendations Policy, the Nominations, Corporate Governance and Social Responsibility Committee considers recommendations for candidates to the Board from stockholders holding no fewer than 500 shares of the company’s common stock continuously for at least six months prior to the date of the submission of the recommendation.

A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in writing to Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. The recommendation must include: (i) the candidate’s name, home and business contact information; (ii) detailed biographical data and qualifications of the candidate; (iii) information regarding any relationships between the candidate and the company within the last three years; (iv) evidence of the recommending person’s ownership of company common stock; (v) a statement from the recommending stockholder in support of the candidate; and (vi) a written indication by the candidate of his or her willingness to serve if elected. A stockholder that desires to recommend a person directly for election to the Board at the company’s Annual Meeting must also meet the deadlines and other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934 and the company’s Restated Bylaws, each of which are described in the “Stockholder Proposals” section on page 71.

Each director nominated in this Proxy Statement was recommended for election to the Board by the Nominations, Corporate Governance and Social Responsibility Committee. Mr. Ready was initially identified as a possible director candidate by Ms. Alber and was recommended for appointment to the Board by the company’s human resources department, which led the search for qualified director candidates. The Board did not receive any director nominee recommendation from any stockholder in connection with this Proxy Statement.

Risk Oversight

Board Oversight of Risk

The Board actively manages the company’s risk oversight process and receives regular reports from management on areas of material risk to the company, including operational, financial, legal and regulatory risks. The Board is also responsible for oversight of the company’s cybersecurity risks. Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Finance Committee assists the Board with its oversight of the company’s major financial risk exposures. Additionally, in accordance with NYSE requirements, the Audit and Finance Committee reviews with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies. The Compensation Committee assists the Board with its oversight of risks arising from our compensation policies and programs and assesses on an annual basis potential material risk to the company from its compensation policies and programs, including incentive and commission plans at all levels. The Nominations, Corporate Governance and Social Responsibility Committee assists the Board with its oversight of risks associated with Board organization, Board independence, succession planning, corporate governance, corporate social responsibility and sustainability. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

In connection with the recent COVID-19 outbreak, the Board together with management has overseen our efforts to mitigate financial and human capital management risk exposures associated with the outbreak.

Evaluation of Risks Relating to Compensation Programs

Our Compensation Committee is responsible for monitoring our compensation policies and programs relative to all our employees, including non-executive officers, for potential risks that are reasonably likely to have a material adverse effect on our company. In performing its duties, the Compensation Committee regularly reviews and discusses potential risks that could arise from our employee compensation plans and programs with our management and the Compensation Committee’s independent compensation consultant. The Compensation Committee is responsible for reporting to the Board any material risks associated with our compensation plans and programs, including recommended actions to mitigate such risks.

For fiscal 2019, the Compensation Committee retained an independent consultant, Pay Governance LLC, to identify and assess the risks inherent in the company’s compensation programs and policies. Accordingly, Pay Governance LLC evaluated the company’s executive and non-executive compensation programs for such risk and the mechanisms in our programs designed to mitigate these risks. Among other things, Pay Governance LLC reviewed our pay philosophy, forms of incentives, performance metrics, balance of cash and equity compensation, balance of long-term and short-term incentive periods, compensation governance practices, and equity grant administration practices. Based on the assessment, Pay Governance LLC concluded that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on our company.

Corporate Responsibility & Sustainability

We carry on a goal that began with the first Williams Sonoma store in 1956: to care for our customers and the communities where we do business. Since 2011, we have published annual Corporate Responsibility Reports, and our most recent report details the significant strides we have made across our brands toward our goals around responsibly sourced materials and Fair Trade™. Our pillars of Planet, People, and Purpose lay out a clear strategy and concrete goals focused on: quality products; responsible materials and production; safe, healthy and inclusive work environments; investing in people; and being a responsible corporate citizen.

We believe we have made significant progress in executing on our commitments to Planet, People and Purpose, but we still have more work to do. We have set targeted, but reachable, goals in these areas to help build on our achievements to-date.

Planet

From responsible materials to mindful manufacturing, we are committed to reducing our impact on the planet. As a retailer committed to responsible business practices, one of our biggest impacts comes from the materials we use in our products. For that reason, we have made big commitments to responsibly sourced materials and practices across all our brands, including:

•	100% Forest Stewardship Council® – certified catalog paper since 2006;

•	100% responsibly sourced cotton by 2021;

•	50% responsibly sourced wood by 2021; and

•	100% GREENGUARD certified company-produced Pottery Barn Kids bedroom and nursery furniture by 2020.

As our revenue has grown, we have reduced our carbon intensity year-over-year since 2011 through energy reduction initiatives like lighting retrofits, saving energy and money across the company. Our consumer lighting products use LED bulbs across our stores, and brands like Rejuvenation are leading the design of energy-efficient lighting for a broad range of spaces, from homes to businesses.

Our work has earned recognition across our industry, including:

•	Textile Exchange Top 10 global company for preferred fibers;

•	Sustainable Furnishings Council Top Scoring global company for sustainable wood furniture;

•	REPREVE’s Champion of Sustainability Award for keeping 57 million plastic bottles out of landfill; and

•	Barron’s 100 Most Sustainable Companies for three years running.

People

We are committed to creating positive change for our customers and the communities we call home. From the artisans and factory workers making our products to our associates, we put people first. We strive to deliver a workplace experience where the quality of our engagement with fellow associates, business partners and customers matches the quality of the products and services we bring to the marketplace.

We hold all our suppliers to high social standards and are committed to integrity and honesty throughout all aspects of our business. Further, we go beyond compliance to develop industry-leading initiatives that improve the lives of workers. We were the first home retailer to bring Fair Trade USA®’s factory certification program into the home sector and have exceeded our 2020 commitment to deliver $3 million in community development funds to workers. We were the founding partner with nonprofit Nest on its Ethical Handcrafted Program to bring transparency to artisanal supply chains and were the first retailer to feature the Nest Ethically Handcrafted seal on product. Through partnerships with HERproject and VisionSpring, we’ve invested in financial and health education as well as vision services to increase the well-being and prosperity of 100,000 workers in our supply chain by 2020.

Purpose

From local volunteering to industry-wide impact, we are making a difference at home and beyond. As a values-based business, we rely on our associates to lead and make an impact every day. We cannot succeed without them—from the people working in our stores, to our corporate offices, to our factory floors. We are proud that, in 2019, over 50% of our board members, and 53% of our executives at the vice president level and above, were women. In 2018, we signed onto CEO Action for Diversity and Inclusion, expanding our networks of LGBTQ+, African American and Veteran associates and organizing celebrations for Diwali, Pride and Veteran’s Day, as well as our second annual company-wide Martin Luther King, Jr. Day of Service. In 2019, Forbes named us a Best Employer for Women, and in 2020 a Best Employer for Diversity.

Outside our operations, our mission of creating a sense of home in people’s lives guides our giving and volunteering strategy. We support a range of causes that reflect the passion and dedication of our associates and resonate with our customers, allowing us to raise funds to support the causes we believe in. Since 2012, we have donated over $63 million in corporate, customer and associate donations. Our partners include organizations that promote and strengthen the well-being of children, women, families and LGBTQ+ communities, such as St. Jude Children’s Research Hospital®, No Kid Hungry, AIDS Walk and Canada Children’s Hospitals.

Governance of Sustainability

In 2019, our Board delegated oversight of sustainability to the Nominations, Corporate Governance and Social Responsibility Committee. We also have a robust collection of corporate policies and programs that speak to our long-standing commitment to our employees, supply chain, health and safety, human rights, cybersecurity and ethics. These policies and programs are relevant to our business, critical to our employees, and important to our customers.

Management of sustainability is led by our executive vice president of sourcing, who is responsible for coordinating a cross-functional team of subject matter experts. Management provides reports and updates on our sustainability initiatives to the Nominations, Corporate Governance and Social Responsibility Committee or full Board on a biannual basis.

We invite you to learn more about our initiatives and impact our Corporate Responsibility & Sustainability site: www.sustainability.williams-sonomainc.com.

Director Compensation

Fiscal 2019 Highlights

•	Emphasis on equity in the overall compensation mix to support alignment with our stockholders.

•	Full-value equity grants under a fixed-value annual grant policy with vesting for retention purposes.

•	No performance-based equity awards.

•	A robust stock ownership guideline to support stockholder alignment.

•	A stockholder-approved annual limit on total director compensation.

•	No retirement benefits and limited perquisites.

•	Effective as of the start of fiscal 2019, our Board reduced the additional annual cash and equity compensation of our Chair of the Board by 50% to align his compensation with market practice.

Director Compensation Program

Overview

Our non-employee directors receive cash compensation and equity grants for their service on our Board, with additional cash and equity compensation provided to the Chair of the Board and the Chair of each Board committee. Decisions regarding our non-employee director compensation program are approved by the full Board based on recommendations by the Nominations, Corporate Governance and Social Responsibility Committee. In making such recommendations, the Nominations, Corporate Governance and Social Responsibility Committee takes into consideration the duties and responsibilities of our non-employee directors, the director compensation practices of peer companies and whether such recommendations align with the interests of our stockholders. The Nominations, Corporate Governance and Social Responsibility Committee periodically reviews the total compensation of our non-employee directors and each element of our director compensation program. At the direction of the Nominations, Corporate Governance and Social Responsibility Committee, the Compensation Committee’s independent compensation consultant analyzes the competitive position of the company’s director compensation program against the peer group used for executive compensation purposes.

Fiscal 2019 Board Chair Compensation Changes

The compensation program for our Chair of the Board reflects the value he provides to the company as a senior advisor with a wealth of retail and consumer product experience and his great depth of knowledge about the consumer products industry. Following the recommendation of the Nominations, Corporate Governance and Social Responsibility Committee and the Compensation Committee’s compensation consultant, in March 2019 the Board determined to reduce the additional annual cash and equity compensation paid to our Chair of the Board, effective as of the start of fiscal 2019, by 50% from fiscal 2018 compensation amounts, resulting in a reduction from $200,000 to $100,000 for each of the cash and equity components. This compensation reduction was made to align the Chair’s compensation with market practice. No other changes were made to our director compensation program.

Director Stock Ownership Policy

The Board has approved a stock ownership policy. Each non-employee director must hold at least $400,000 worth of shares of company stock by the fifth anniversary of such director’s initial election to the Board. If a director holds at least $400,000 worth of shares of company stock during the required time period, but the value of such director’s shares decreases below $400,000 due to a drop in the company’s stock price, the director shall be deemed to have complied with this policy so long as the director does not sell shares of company stock. If a director has not complied with this policy during the required time period, then the director may not sell any shares until such director holds at least $400,000 worth of shares of company stock. A director’s unvested restricted stock units will not count toward satisfying the ownership requirements. As of April 6, 2020, all of our directors have satisfied the ownership requirements or have been on the Board for less than five years.

Stockholder Approved Compensation Limit

Under our stockholder-approved maximum annual limit on non-employee director compensation, stock awards granted during a single fiscal year under the plan or otherwise, taken together with any cash fees paid during such fiscal year for services on the Board, will not exceed $750,000 in total value for any non-employee director.

Fiscal 2019 Non-Employee Director Compensation

The following table sets forth non-employee director compensation amounts for fiscal 2019.

Fiscal 2019
Per-Committee Meeting Attendance Fee	—
Annual Cash Compensation for Board Service(1)(2)	$80,000
Annual Equity Grant for Board Service(2)(3)(4)	$165,000
Annual Cash Compensation to Chair of the Board(1)	$100,000
Annual Equity Grant to Chair of the Board(3)	$100,000
Annual Cash Compensation to Chair of the Audit and Finance Committee(1)	$25,500
Annual Equity Grant to Chair of the Audit and Finance Committee(3)	$25,500
Annual Cash Compensation to Chair of the Compensation Committee(1)	$12,500
Annual Equity Grant to Chair of the Compensation Committee(3)	$12,500
Annual Cash Compensation to Chair of the Nominations, Corporate Governance and Social Responsibility Committee(1)	$8,250
Annual Equity Grant to Chair of the Nominations, Corporate Governance and Social Responsibility Committee(3)	$8,250

(1)	The annual cash compensation is paid in quarterly installments so long as the non-employee director continues to serve on the Board at the time of such payments.

(2)	Any cash compensation or equity grant otherwise payable to Scott Dahnke will be paid directly to or transferred from Mr. Dahnke to a non-investment fund affiliate of his employer.

(3)

The annual equity grant is awarded on the date of the Annual Meeting. Equity grants are made in the form of restricted stock units. These restricted stock units vest on the earlier of one year from the date of grant or the day before the next regularly scheduled annual meeting, subject to continued service through the vesting date. The number of restricted stock units granted is determined by dividing the total monetary value of each award, as set forth in the table, by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share. Directors also receive dividend equivalent payments with respect to outstanding restricted stock unit awards.

(4)

Directors who are appointed to the Board after the company’s last Annual Meeting receive an equity grant on the appointment date on a prorated basis based on the number of days that the director is scheduled to serve between the appointment date to the Board and the date one year from the prior year’s Annual Meeting.

In addition to the compensation described above, non-employee directors received reimbursement for travel expenses related to attending our Board, committee or business meetings. Non-employee directors and their spouses received discounts on our merchandise.

Director Compensation Table

The following table shows the compensation provided to non-employee directors who served during all or a portion of fiscal 2019.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)(2)(3)	Total ($)
Adrian Bellamy	$192,500	$277,466	(4)	$36,014	$505,980
Scott Dahnke	$66,813	$189,758	(5)	$11,961	$268,532
Anthony Greener	$27,033	—		$2,026	$29,059
Robert Lord	$69,451	$267,891	(6)	$4,719	$342,061
Anne Mulcahy	$80,000	$164,946	(7)	$8,326	$253,272
Grace Puma	$80,000	$164,946	(7)	$93	$245,039
Christiana Smith Shi	$40,973	$173,208	(8)	$1,390	$215,571
Sabrina Simmons	$105,500	$190,446	(9)	$468	$296,414
Jerry Stritzke	$1,978	—		$102	$2,080
Frits van Paasschen	$80,000	$164,946	(7)	$1,379	$246,325

(1)

Represents the grant date fair value of the restricted stock unit awards granted in fiscal 2019 as calculated in accordance with FASB ASC Topic 718, by multiplying the closing price of our common stock on the trading day prior to the grant date by the number of restricted stock units granted. As of February 2, 2020, the persons who served as non-employee directors during all or a portion of fiscal 2019 held the following numbers of unvested restricted stock units: Adrian Bellamy: 4,668; Scott Dahnke: 2,775; Anthony Greener: 0; Robert Lord: 0; Anne Mulcahy: 2,775; Grace Puma: 2,775; Christiana Smith Shi: 0; Sabrina Simmons: 3,204; Jerry Stritzke: 0; and Frits van Paasschen: 2,775. Mr. Greener, Mr. Lord, Ms. Smith Shi and Mr. Stritzke left the Board prior to the end of fiscal 2019.

(2)	Represents the taxable value of discount on merchandise.

(3)	Excludes dividend equivalent payments, which were previously factored into the grant date fair value of disclosed equity awards.

(4)

Represents the grant date fair value associated with a restricted stock unit award of 4,668 shares of common stock made on June 5, 2019, with a fair value as of the grant date of $59.44 per share for an aggregate grant date fair value of $277,466.

(5)

Represents the grant date fair value associated with (i) a restricted stock unit award of 418 shares of common stock made on April 5, 2019, with a fair value as of the grant date of $59.36 per share for an aggregate grant date fair value of $24,812 and (ii) a restricted stock unit award of 2,775 shares of common stock made on June 5, 2019, with a fair value as of the grant date of $59.44 per share for an aggregate grant date fair value of $164,946.

(6)

Represents (i) the grant date fair value associated with a restricted stock unit award of 2,775 shares of common stock made on June 5, 2019, with a fair value as of the grant date of $59.44 per share for an aggregate grant date fair value of $164,946 and (ii) the incremental fair value of 1,487 restricted stock units that were accelerated in connection with Mr. Lord’s retirement from the Board.

(7)

Represents the grant date fair value associated with a restricted stock unit award of 2,775 shares of common stock made on June 5, 2019, with a fair value as of the grant date of $59.44 per share for an aggregate grant date fair value of $164,946.

(8)

Represents the grant date fair value associated with a restricted stock unit award of 2,914 shares of common stock made on June 5, 2019, with a fair value as of the grant date of $59.44 per share for an aggregate grant date fair value of $173,208.

(9)

Represents the grant date fair value associated with a restricted stock unit award of 3,204 shares of common stock made on June 5, 2019, with a fair value as of the grant date of $59.44 per share for an aggregate grant date fair value of $190,446.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, both of which apply to all of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are available on our website at ir.williams-sonomainc.com/governance. Copies of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are also available upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. To date, there have been no waivers that apply to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions under our Code of Business Conduct and Ethics. We intend to disclose any amendment to, or waivers of, the provisions of our Code of Business Conduct and Ethics that affect our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website at ir.williams-sonomainc.com/governance.

Communicating with Members of the Board

Stockholders and all other interested parties may send written communications to the Board or to any of our directors individually, including non-management directors and the Chairman of the Board, at the following address: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109. All communications will be compiled by our Corporate Secretary and submitted to the Board or an individual director, as appropriate, on a periodic basis.

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of our Nominations, Corporate Governance and Social Responsibility Committee, our Board has nominated the persons set forth in the tables below. Our Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director. However, should a nominee become unwilling or unable to serve prior to the Annual Meeting, our Nominations, Corporate Governance and Social Responsibility Committee would recommend another person or persons to be nominated by our Board to stand for election, and your proxies would be voted for the person or persons selected by the committee and nominated by our Board.

There are no family or special relationships between any director nominee or executive officer and any other director nominee or executive officer. There are no arrangements or understandings between any director nominee or executive officer and any other person pursuant to which he or she has been or will be selected as our director and/or executive officer.

Information Regarding the Director Nominees

The following table sets forth information, as of April 6, 2020, with respect to each director nominee. We have also included information about each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a director of the company, in light of our business and structure, at the time we file this Proxy Statement. Each director nominee furnished the biographical information set forth in the table.

Executive Officer:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Laura Alber Age 51	2010

• Chief Executive Officer since 2010

• President since 2006

• President, Pottery Barn Brands, 2002 – 2006

• Executive Vice President, Pottery Barn, 2000 – 2002

• Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail, 1999 – 2000

• Director, Fitbit, Inc. (fitness trackers), since 2016

• Director, RealD Inc. (3D technologies), 2013 – 2015

• Extensive retail industry, merchandising and operational experience, including 24 years of experience with the company

• Implemented successful growth strategies, including Pottery Barn Kids, Pottery Barn Bed + Bath and PBteen, as well as the company’s global expansion

Independent Directors:

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Scott Dahnke Age 54	2019

• Global co-CEO since 2016, Managing Partner, 2003 – 2015, L Catterton (private equity)

• Managing Director, Deutsche Bank Capital Partners (private equity), 2002 – 2003

• Managing Director, AEA Investors (private equity), 1998 – 2002

• Chief Executive Officer, infoGROUP Inc. (formerly known as InfoUSA; Nasdaq-listed) (marketing), 1997 – 1998

• Principal (Partner), McKinsey & Company (management consulting), 1991 – 1997

• Director, Noodles & Company (restaurant), 2011 – 2019

			• Extensive experience building brand equity in leading consumer brands • Substantial expertise in the global retail and consumer industry

Anne Mulcahy Age 67	2018

• Lead Independent Director, Johnson & Johnson (consumer healthcare products), since 2012; director since 2009

• Director, Graham Holdings Company (education and media), since 2008

• Director, LPL Financial Holdings Inc. (broker-dealer) since 2013

• Chief Executive Officer, 2001 – 2009, and Chairman, 2002 – 2010, Xerox Corporation (technology and services); other roles of increasing responsibility, 1976 – 2001

• Director, Target Corporation (retail), 1997 – 2017

			• Extensive insight into organizational and operational management issues crucial to a large public company • Strong reputation for leadership in business innovation and talent development

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
William Ready Age 40	2020

• President of Commerce, Google LLC (internet search company), since 2020

• Director, Automatic Data Processing, Inc. (human resources software company), since 2016

• Chief Operating Officer, PayPal Holdings, Inc. (digital commerce company), 2016 – 2019

• Senior Vice President, Global Head of Product and Engineering, PayPal Holdings, Inc., 2015 – 2016

• Senior Vice President, Global Head of Merchant and NextGen Commerce, PayPal Holdings, Inc., 2015

• Chief Executive Officer, BrainTree (a mobile and web payment systems company, acquired by PayPal Holdings, Inc. in 2013), 2011 – 2015

			• Extensive expertise in the digital commerce field, technology industry and leading and scaling high growth companies. • Experience on the board of a public company.

Sabrina Simmons Age 56	2015

• Chair of the Audit and Finance Committee

• Executive Vice President, Chief Financial Officer, The Gap, Inc. (clothing), 2008 – 2017

• Executive Vice President, Corporate Finance, 2007 – 2008, Senior Vice President, Corporate Finance and Treasurer, 2003 – 2007, Vice President and Treasurer, 2001 – 2003, The Gap, Inc.

• Director, e.l.f. Cosmetics, Inc. (cosmetics), since 2016

• Director, Columbia Sportswear Company (outdoor apparel and gear), since 2018

			• Extensive financial and accounting expertise as chief financial officer of a large public company • Extensive experience as an executive in the retail industry, including 16 years at The Gap, Inc.

Nominee	Director Since	Position with the Company and Business Experience, including Directorships Held During Past Five Years	Specific Experience, Qualifications, Attributes and Skills
Frits van Paasschen Age 59	2017

• Member of the Compensation Committee

• Member, Supervisory Board, Royal DSM N.V. (life and material sciences), since 2017

• Member, Board Member, CitizenM Hotels (hotels) since 2017

• Chairman, Convene (workspace and property technology), since 2017

• Author, The Disruptors’ Feast, published 2017

• President, Chief Executive Officer, Starwood Hotels and Resorts (hotels), 2007 – 2015

• President, Chief Executive Officer, Coors Brewing Company (beer), 2005 – 2007

• GM (President) Europe, Middle East & Africa, 2000 – 2004, GM (President) Americas and Africa, 1998 – 2000, Vice President Strategic Planning, 1997 – 1998, Nike Inc. (athletic footwear and apparel)

• Chairman, Supervisory Board, Apollo Hotels (hotels), 2016 – 2018

• Director, Barclays PLC (banking), 2013 – 2016

• Director, Jones Apparel Group Inc. (clothing), 2004 – 2007

• Director, Oakley, Inc. (sunglasses and athletic apparel), 2004 – 2007

			• Extensive experience in retail and hospitality, with over 15 years of experience as an executive • Strong understanding of global retail operations and strategy

Required Vote for This Proposal

The election of each director nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to each nominee. The number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a director to serve until the next annual meeting or until his or her successor has been duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This is a proposal asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” and as required under Section 14A of the Exchange Act. This proposal is commonly known as a “Say on Pay” proposal and gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. The company’s current policy is to hold a Say on Pay vote each year, and we expect to hold another advisory vote with respect to executive compensation at the 2021 Annual Meeting.

Compensation Program and Philosophy

As described in detail under the heading “Executive Compensation,” our executive officer compensation program is constructed to attract, retain and motivate a highly qualified executive team to support our primary objective of creating long-term value for stockholders, while maintaining direct links between executive pay, individual performance, the company’s financial performance and stockholder returns. A significant portion of individual compensation is directly dependent on the company’s achievement of financial goals, which we believe aligns executive interests with stockholder interests and encourages long-term stockholder returns. Further in alignment with stockholder interests, each of our Named Executive Officers is subject to a stock ownership requirement. The Chief Executive Officer is required to hold five times her base salary, and each of the other Named Executive Officers is required to hold two times his or her base salary in shares of common stock.

Fiscal 2019 Compensation Summary

To align our executive compensation packages with our executive compensation philosophy, the following compensation decisions were made by the Compensation Committee for fiscal 2019.

•

No Adjustments to Chief Executive Officer Compensation: Given the increase to the Chief Executive Officer’s compensation in 2018, the base salary, bonus target and annual equity grant were unchanged for fiscal 2019. Consistent with prior years, individual performance, an assessment of market data, and her experience in her role were also considered.

•

Performance-Based Cash Bonus: Performance-based cash bonuses were paid for fiscal 2019 performance based on the company’s earnings per share goal, the achievement of positive net cash provided by operating activities, business unit performance and the individual performance of our Named Executive Officers.

•

Performance-Based and Time-Based Equity: In fiscal 2019, our Named Executive Officers were granted performance stock units, or PSUs, based on performance against four equally-weighted metrics—revenue, earnings, return on invested capital and operating cash flow—and restricted stock units, or RSUs, with service vesting. The PSUs are earned based on actual three-year performance against each of the four metrics relative to target, subject to certain pre-established adjustments, and vest on the third anniversary of the grant date. No PSUs are earned for below threshold performance, 50% of target are earned for threshold performance, 100% of target are earned for target performance, and 200% of target are earned for maximum performance and above. The RSUs vest 25% per year over a four-year period beginning on the grant date.

In addition to the above summary, stockholders are encouraged to read the “Executive Compensation” section of this Proxy Statement for details about our executive compensation programs, including information about the fiscal 2019 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2020 Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation, the tabular disclosure regarding such compensation and the accompanying narrative disclosure.”

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

This Say on Pay vote is advisory, and therefore not binding on the company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 2 if you want your broker to vote your shares on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This is a proposal asking stockholders to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending January 31, 2021. The Audit and Finance Committee selected Deloitte as our independent registered public accounting firm for the fiscal year ending January 31, 2021, subject to ratification by our stockholders. Although stockholder ratification of our independent registered public accounting firm is not required by law, as a matter of corporate governance, we are requesting that our stockholders ratify such selection.

A Deloitte representative will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Deloitte Fees and Services

Deloitte has audited our financial statements for the last 40 years. Based in part upon information provided by Deloitte, the Audit and Finance Committee determined that Deloitte is independent under applicable independence standards. The Audit and Finance Committee has reviewed and discussed the fees billed by Deloitte for services in fiscal 2019, as detailed below, and determined that the provision of non-audit services was compatible with Deloitte’s independence.

Deloitte provided the company with the following services:

Audit Fees

Deloitte billed approximately $2,600,000 for fiscal 2019 and $2,400,000 for fiscal 2018 for professional services to (i) audit our consolidated financial statements and perform an assessment of the effectiveness of our internal control over financial reporting included in our Annual Report on Form 10-K, (ii) review our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, (iii) audit our 401(k) plan, and (iv) audit our statutory reports for our global entities.

Audit-Related Fees

During fiscal 2019 and fiscal 2018, Deloitte did not perform any assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

Deloitte billed $0 for fiscal 2019 and approximately $103,000 for fiscal 2018, related to tax consultation services.

All Other Fees

Deloitte billed a total of approximately $2,000 for each of fiscal 2019 and fiscal 2018, for all other fees. All other fees consisted of license fees related to the use of Deloitte’s online accounting research tool.

During fiscal 2019 and 2018, Deloitte did not perform any prohibited non-audit services for us.

Pre-Approval Policy

All services performed by Deloitte, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, whose decisions must be reported to the Audit and Finance Committee at its next meeting. Pre-approval cannot be obtained more than one year before performance begins and can be for general classes of permitted services such as annual audit services or tax consulting services. All fees paid to Deloitte for fiscal 2019 and fiscal 2018 were pre-approved by the Audit and Finance Committee.

Required Vote for this Proposal

To approve this proposal, a majority of voting power entitled to vote thereon, present in person or represented by proxy, at the Annual Meeting must vote “FOR” this proposal.

If stockholders vote against this proposal, the Audit and Finance Committee will consider interviewing other independent registered public accounting firms. There can be no assurance, however, that it will choose to appoint another independent registered public accounting firm if this proposal is not approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2021.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee oversees the company’s financial reporting process on behalf of the Board. In meeting these responsibilities, as described under the heading “Corporate Governance—Board Committees,” we perform the following functions:

•	Monitor the integrity of the company’s financial reports, earnings and guidance press releases, and other company financial information;

•

Appoint and/or replace the independent registered public accounting firm, pre-approve all audit and non-audit services of the independent registered public accounting firm, and assess its qualifications and independence;

•	Review the performance of the company’s internal audit function, the company’s auditing, accounting and financial reporting procedures, and the company’s independent registered public accounting firm;

•	Monitor the company’s compliance with legal and regulatory requirements, in accordance with the Audit and Finance Committee charter;

•	Monitor the company’s system of internal controls and internal control over financial reporting;

•	Retain independent legal, accounting or other advisors when necessary and appropriate;

•	Review and recommend policies related to dividend, stock repurchase and foreign currency programs; and

•

Review with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

In performing these functions, we took the following actions, among other things, related to fiscal 2019:

•

Reviewed and discussed the company’s audited consolidated financial statements for fiscal 2019 and unaudited quarterly condensed consolidated financial statements for fiscal 2019 with management and Deloitte;

•	Reviewed, discussed with management, and approved the company’s periodic filings on Forms 10-K and 10-Q;

•	Reviewed, discussed with management, and approved all company earnings and guidance press releases;

•	Reviewed and discussed the company’s internal controls over financial reporting with management and Deloitte, including the evaluation framework and subsequent assessment of effectiveness;

•	Reviewed and discussed with the company’s internal audit department the company’s internal audit plans, the significant internal audit reports issued to management, and management’s responses;

•

Reviewed and discussed with management and the company’s internal audit department the company’s major financial risk exposures, including with regard to legal and regulatory matters, and the company’s risk assessment and risk management policies;

•	Met with Deloitte, with and without management present, to discuss the overall quality of the internal and external audit process and the financial reporting process; and

•

Discussed with Deloitte its independence from the company based on the following: (i) our confirmation that no member of Deloitte’s current or former audit team is or has been employed by the company in a financial reporting oversight role; (ii) our review of audit and non-audit fees; (iii) our review of critical audit matters; and (iv) the written communications from Deloitte as required by Public Company Accounting Oversight Board, or PCAOB, requirements.

During fiscal 2019, we discussed the following other matters, among other things, with Deloitte:

•	Deloitte’s responsibilities in connection with the audit of the company’s financial statements;

•	Deloitte’s annual letter describing its internal quality control procedures;

•	Any significant issues arising during the audit and any other matters relating to the conduct of the audit of the company’s financial statements; and

•

Matters required to be discussed pursuant to relevant PCAOB and SEC requirements, including the quality of the company’s accounting principles, the soundness of significant judgments and the clarity of disclosures in the company’s financial statements.

The Audit and Finance Committee hereby reports as follows:*

(1) The Audit and Finance Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte;

(2) The Audit and Finance Committee has discussed with Deloitte the matters required by the PCAOB and the SEC; and

(3) The Audit and Finance Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte its independence.

Based on the review and discussions referred to in items (1) through (3) above, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal 2019 for filing with the SEC.

AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Sabrina Simmons, Chair

Anne Mulcahy

Grace Puma

*

This report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table provides certain information about our executive officers as of April 6, 2020. Our executive officers are appointed by and serve at the pleasure of our Board, subject to rights, if any, under employment contracts.

Name	Position with the Company and Business Experience

Laura Alber Age 51	*

Julie Whalen Age 49	• Executive Vice President, Chief Financial Officer since 2012 • Treasurer, 2011 – 2014 • Senior Vice President, Controller, 2006 – 2012 • Vice President, Controller, 2003 – 2006

Alex Bellos Age 35

•  President, West Elm Brand since 2017

•  Senior Vice President, General Manager, Rejuvenation, 2013 – 2017

•  Vice President, Strategy and Development, 2010 – 2013

•  Various Retail Operations and Finance Roles, 2008 – 2010

Marta Benson Age 57

•  President, Pottery Barn Brand since 2017

•  Executive Vice President, Pottery Barn Merchandising, 2015 – 2017

•  Senior Vice President, Business Development, 2011 – 2015

•  Chief Executive Officer, Gump’s, 2006 – 2011

Ryan Ross Age 48

•  President, Williams Sonoma Brand since 2019

•  Executive Vice President, Emerging Brands, 2019 – 2019

•  Executive Vice President, Rejuvenation, 2017 – 2019

•  Executive Vice President, Marketing & Digital Commerce HSN, Inc., 2015 – 2017

•  Senior Vice President, Digital Commerce, HSN, Inc., 2013 – 2015

•  Chief Creative Officer, Stylus Media Group, 2010-2013

•  Various Retail Operations and Finance Roles, Pottery Barn Bed and Bath, 2000 – 2008

David King Age 51

•  Executive Vice President, General Counsel and Secretary since 2017

•  Senior Vice President, General Counsel and Secretary, 2011 – 2017

•  Vice President, Deputy General Counsel, 2010 – 2011

•  Vice President, Associate General Counsel, 2006 – 2010

•  Director, Associate General Counsel, 2004 – 2006

*	Biographical information can be found in the table under the section titled “Information Regarding the Director Nominees” beginning on page 17 of this Proxy Statement.

EXECUTIVE COMPENSATION

A Message from the Compensation Committee of the Board of Directors

Dear Fellow Stockholders,

As we look forward to the 2020 Annual Meeting, this letter highlights some of our financial accomplishments, business opportunities and challenges, and communications with stockholders since our last meeting. We invite you to review this proxy Compensation Discussion & Analysis, or CD&A, for more detailed information.

Fiscal 2019 was an outstanding year for our company. We outpaced the industry with our strong comparable revenue growth and maintained high profitability with operating margin expansion and EPS growth above expectations. Our performance was driven by e-commerce, which reached another all-time high at 56.2% of total revenues, while across our brands, growth was led by a significant acceleration in the West Elm and Pottery Barn businesses. Our cross-brand initiatives Business to Business, The Key and in-home Design Crew also continued to scale and become more impactful accelerators of our growth. These results demonstrate the power of our digital first, design-led platform of strong home brands and our high level of execution. They also give us the confidence that we have a winning strategy to continue to drive profitable market share gains for the long term.

Key highlights for fiscal year 2019, both financially, and for our stockholders, included:

•	GAAP Diluted earnings per share, or EPS, and Non-GAAP Diluted EPS(1) of $4.49 and $4.84, respectively.

•	Comparable Brand Revenue Growth of 6%.

•	GAAP Return on Invested Capital, or ROIC, of 20.9%, significantly higher than our peer group average.

•	Non-GAAP ROIC(1) of 22.4%, significantly higher than our peer group average.

•	One-Year Total Stockholder Return of +32.5% exceeded both our peer group (-13.1%) and the S&P 400 Index (+9.4%).

•	Three-Year Total Stockholder Return of +59.2% exceeded both our peer group (-0.9%) and the S&P 400 Index (+19.0%).

In response to the 2019 Say on Pay vote, we contacted stockholders collectively representing more than half of our outstanding shares, as well as proxy advisory firms. We primarily discussed their perspectives on our compensation programs and corporate governance. Following these discussions, we made meaningful enhancements to the 2020 CD&A that follows, focusing primarily on transparency, context, and readability.

As we look to the year ahead, we are faced with unprecedented challenges in the wake of the COVID-19 pandemic. We are doing all that is possible to support our associates while continuing to serve our customers during this difficult time. We are extremely focused on our financial health and are implementing cost and capital reduction measures across the company to ensure that we self-fund our business and continue to outperform in the longer term.

We thank our stockholders for taking the time to share their insights, whether in person or through written correspondence, and look forward to a continuing dialogue.

Sincerely,

Compensation Committee of the Board of Directors

Adrian Bellamy, Chair

Scott Dahnke

Frits van Paasschen

(1)

A reconciliation of the GAAP to non-GAAP diluted earnings per share and the definition of non-GAAP Return on Invested Capital may be found in pages 9 to 10 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 18, 2020, which is incorporated herein by reference. We have calculated the average non-GAAP Return on Invested Capital of companies in our peer group using the same methodology by which we calculate our non-GAAP Return on Invested Capital.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis, or CD&A, describes our 2019 compensation program as it relates to the compensation of our Named Executive Officers, or NEOs. The CD&A provides an overview and analysis of our compensation programs and policies for our NEOs, the compensation decisions made by the Compensation Committee under those programs and policies, and the factors that the Compensation Committee considered and the process it followed in making those decisions.

Our NEOs in 2019 were:

Laura Alber	Director, President and Chief Executive Officer

Julie Whalen	Executive Vice President, Chief Financial Officer

Alex Bellos	President, West Elm Brand

Marta Benson	President, Pottery Barn Brand

Ryan Ross*	President, Williams Sonoma Brand

*	Mr. Ross was promoted from Executive Vice President, Emerging Brands to President, Williams Sonoma Brand effective July 10, 2019, following the resignation of former incumbent Janet Hayes.

Executive Summary

The Compensation Committee of the Board of Directors is responsible for the design and execution of the Company’s compensation program for executive officers. In designing and administering the program for 2019, the Committee focused on the following principles:

•

Alignment with stockholders: aligning compensation with stockholder interests through incentive programs that reward achievement of financial and operational results that we believe are the drivers of stockholder value for our company;

•	Accountability for near-term and long-term performance: balancing achievement of near-term and long-term results for our stockholders; and

•	Competitiveness: providing competitive target compensation to ensure that we can attract, retain, and motivate exceptional leadership talent to develop and execute our business strategy.

Performance and Compensation Highlights

Highlights of our strategy, fiscal year performance, and compensation program include:

Company Strategy

•  Digital-first company with retail stores as a competitive advantage.

•  Highly differentiated platform to launch and scale new businesses.

•  Deliver strong profitable growth through innovation, relevancy and customer engagement, and global expansion.

Fiscal 2019 Business Highlights

•  Williams-Sonoma, Inc. comparable sales, GAAP earnings per share (“EPS”) ($4.49 for fiscal 2019) and non-GAAP EPS(1) ($4.84 for fiscal 2019) increased 6.0%, 10.9% and 11.0%(2), respectively.

•  Adjusted EPS as measured under our 2019 bonus plan of $4.96 (bonus EPS goal of $4.88).

•  West Elm and Pottery Barn comparable revenues up 14.4% and 4.1%, respectively.

•  Successfully executed initiatives to offset impact of tariff headwinds.

•  Delivered fiscal year 2019 total stockholder return of 32.5%.

•  Produced fiscal year 2019 GAAP return on invested capital (ROIC) of 20.9% and non-GAAP ROIC(1) of 22.4%.

2019 Compensation Program

•  Annual Bonus: continued to use achievement of EPS performance to fund our bonus plan and allocate awards to reflect brand/operational performance.

•  Performance-Based RSUs (“PSUs”): continued to award PSUs that are earned based on achievement of pre-set 3-year goals for revenue growth, earnings growth, ROIC, and operating cash flow.

•  Restricted Stock Units (“RSUs”): awarded RSUs with 4-year prorated, time-based vesting to attract and retain talent and reward individual performance and contribution.

2019 CEO Compensation Decisions	• After reviewing factors including market data, company performance, and individual contribution, the Committee kept Ms. Alber’s salary rate and bonus target unchanged for 2019.
	CEO Pay Component	2019 Amount	% Change from 2018
	Base Salary	$1,500,000	0%
	Annual Bonus Target	$3,000,000	0%
	PSUs at target (2019-21 performance period)	$6,000,000	0%
	RSUs	$6,000,000	0%
	Target Total Direct Compensation	$16,500,000	0%

2019 CEO Performance Award Outcomes
	CEO Pay Component	2019 Amount	% of Target Award
	Annual Bonus Award	$3,500,000	117%
	Value of PSUs Earned at Fiscal 2019 Year-End (2017-19 performance period)(3)	$12,965,641	200%

Executive Compensation Practices
	What We Have	What We Do Not Have

✓  Rigorous, objective performance goals and EPS-funded bonus pool

✓  Limited perquisites

✓  Competitive stock ownership guidelines and retention requirement

✓  Clawback policy covering cash incentives and stock awards

✓  Double-trigger change-in-control provisions

✓  Independent compensation consultant and Board Compensation Committee

✓  Annual risk assessment of compensation policies and programs

×  No “golden parachute” gross-ups

×  No hedging/pledging/short sales of company stock

×  No dividends paid on unvested shares

×  No options/SARs granted below fair market value

×  No supplemental retirement benefits

×  No repricing or cash out of underwater options/SARs without stockholder approval

×  No excessive severance

×  No guaranteed salary increases, bonuses, or long-term incentive awards

Stockholder Outreach

•  Contacted 18 of our top 25 stockholders, collectively representing approximately 54% of our shares outstanding, to discuss their perspectives on our compensation and governance practices.

•  Met with several portfolio managers and proxy advisory firms, ISS and Glass Lewis.

•  Committed to making awards within ongoing, annual LTI program.

○   We do not intend to make future one-time awards to NEOs.

•  Made meaningful improvements to 2020 CD&A, with focus on transparency, context, and readability.

2020 Updated Peer Group	• Replaced Foot Locker with Wayfair (see page 41).

(1)

A reconciliation of the GAAP to non-GAAP diluted earnings per share and the definition of non-GAAP Return on Invested Capital may be found on pages 9 to 10 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 18, 2020, which is incorporated herein by reference.

(2)	Non-GAAP EPS percent change adjusted to account for the $0.10 per diluted share impact of a 53rd week in fiscal 2018.
(3)	Based on a stock price of $70.08, the closing price of our common stock on January 31, 2020, the last business day of fiscal 2019.

Company Values and Strategy

Our compensation programs support Williams-Sonoma’s values and reward execution of our corporate strategy.

Our Values

Everything we do revolves around our mission to enhance our customers’ lives at home. We are committed to quality and service, and delivering an inspiring retail experience. Our core values include:

People First

We believe that our company has no limit and is driven by our associates and their imagination.

We are committed to an environment that attracts, motivates, and recognizes high performance.

Customers

We are here to please our customers – without them, nothing else matters.

Quality

We take pride in everything we do.

From our people to our products, and in our relationships with business partners and our community, quality is our signature.

Stockholders

We are committed to providing a superior return to our stockholders.

It’s everyone’s job.

Integrity

We do business with the highest level of integrity.

Every day, in everything we do.

Corporate Responsibility

We will build sustainability into every corner of our enterprise so that our continued financial success will enhance the lives of our many stakeholders, the communities where we have a business presence, and the natural environment upon which we rely.

Company Strategy

•	As the world’s largest design-led, digital-first home retailer, we are helping shape the future of shopping.

•

Home furnishing lags other retail sectors in online sales penetration. As a digital-first company with retail stores as a competitive advantage, we believe this market fragmentation provides a significant opportunity for growth moving forward.

Global Market

•

Our cross-brand initiatives and loyalty programs have been highly accretive to growth and have significantly increased our share of customer spend and enhanced the customer experience through improved personalization.

•	We are aggressively pursuing business-to-business opportunities, with a targeted path to $2 billion in annual revenues.

Additional detail regarding our values and strategy can be seen by viewing our 2019 investor presentation which can be found on our investor relations site: ir.williams-sonomainc.com.

Financial Performance

Fiscal 2019 Performance Highlights

Fiscal 2019 was another year of outstanding performance for our evolving company. Driven by strong comparable brand growth, continued expense management, and margin expansion, we achieved GAAP diluted earnings per share of $4.49 and non-GAAP diluted earnings per share of $4.84, which outperformed the high end of our external guidance and represented growth of each at approximately 11% over the prior year.

Fiscal 2019 financial achievements included:

Continued Strong Earnings Growth

Financial Metric	Performance	Year-over-Year Growth
GAAP Diluted EPS	$4.49	10.9%
Non-GAAP Diluted EPS(1)	$4.84	11.0	%(2)
Comparable Revenue Growth	6.0%	—

(1)

A reconciliation of GAAP to non-GAAP diluted earnings per share may be found in pages 9 to 10 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 18, 2020, which is incorporated herein by reference. We have calculated the average non-GAAP Return on Invested Capital of companies in our peer group using the same methodology by which we calculate our non-GAAP Return on Invested Capital.

(2)	Adjusted to account for the $0.10 per diluted share impact of the 53rd week in fiscal 2018.

Strong Consolidated and Brand Revenue Growth

Brand	2019 Comparable Revenue Growth(1)
Pottery Barn	4.1%
West Elm	14.4%
Williams Sonoma	0.4%
Pottery Barn Kids and Teen	4.5%
Total(2)	6.0%

(1)	Comparable brand revenue is calculated on a 52-week to 52-week basis for fiscal 2019.

(2)	Total comparable brand revenue growth includes the results of Rejuvenation and Mark and Graham.

Industry Leading Financial Returns to Stockholders

Financial Metric	Performance	Commentary
GAAP Return on Invested Capital	20.9%	Significantly higher than our peer group average
Non-GAAP Return on Invested Capital(1)	22.4%	Significantly higher than our peer group average.
Operating Cash Flow	$607M	An increase of 4% over fiscal 2018.
Cash Returned to Stockholders	$300M	Through our dividend and share repurchase programs.
Operating Income	$466M	An increase of 7% over fiscal 2018.
Total Stockholder Return (1-Year)(2)	32.5%	Significantly exceeded peers and S&P 400 (see chart below).
Total Stockholder Return (3-Year)(2)	59.2%	Significantly exceeded peers and S&P 400 (see chart below).

(1)

The definition of non-GAAP Return on Invested Capital may be found in pages 9 to 10 in Exhibit 99.1 to our Form 8-K filed with the Securities and Exchange Commission on March 18, 2020, which is incorporated herein by reference. We have calculated the average non-GAAP Return on Invested Capital of companies in our peer group using the same methodology by which we calculate our non-GAAP Return on Invested Capital.

(2)	Total Stockholder Return (TSR) calculated as of January 31, 2020.

2019 Compensation Program for Executive Officers

2019 Compensation Program Summary

The table below highlights the components of our executive compensation program and their strong alignment to stockholder interests.

Component	Form	Purpose	Alignment to Stockholder Interests

Base Salary	Cash	• Fixed compensation • Attract and retain NEOs short-term	• High-quality, stable executive leadership • Market-competitive and aligned with scale, scope, and complexity of role

Annual Incentive	Annual Bonus Plan	• Incentivize and reward achievement of carefully designed business / individual objectives • Encourage behaviors that support Company’s desired short-term goals and stable, long-term outcomes

•  Bonus pool funded based on EPS performance vs. pre-set goal

•  Annual goals consistently set above prior year performance

•  Actual awards recognize business unit performance against both quantitative and qualitative goals

Long-Term Incentives	Performance-Based RSUs (PSUs)	• Motivate achievement of long-term performance and stockholder value creation • Attract and retain NEOs long-term • Provide opportunity to build ownership in Company

•  Equally weighted across scorecard of relevant financial metrics that are aligned with stockholder interests:

•  Revenue (3-year CAGR)

•  EPS (3-year CAGR)

•  Operating Cash Flow (3-year average)

•  ROIC (3-year average)

•  Emphasis on stock price performance

	Time-Based RSUs	• Attract and retain NEOs long-term • Provide opportunity to build ownership in Company • Align interests with stockholders	• Emphasis on stock-price performance
	Stock Ownership Guidelines	• Directly aligns interest of NEOs with stockholders

•  Value of holdings tied to stock price

•  As of the end of fiscal 2019, Ms. Alber held over 18x her base salary in company stock (well above her 5x guideline)

•  Required to retain at least 50% of net after-tax shares received until the ownership guideline has been achieved

Fiscal 2019 Incentive Payout Summary

Annual Bonus Plan

The chart below illustrates the year-over-year increases of our target EPS goal under our 2001 Incentive Bonus Plan, as well as the EPS level at which our annual bonus plan funded for that year. Our performance goal is consistently set higher than both the previous year’s target and actual EPS performance.

In addition, for participants to be eligible for any bonus payout, achievement of positive net cash flow from operating activities was required in the performance year 2019. As outlined on page 45, this performance trigger was achieved.

For fiscal 2019, the annual bonus plan design and results were as follows:

Level	% of Goal	Adjusted EPS Goals	% of Target Pool Funded	Actual Adjusted EPS	Actual Plan Funding
Below Threshold	< 95%	< $4.63	0%	$4.96(1) (101.6% of $4.88 target)	100% (reduced from 109%)
Threshold	95%	$4.63	71.2%
Target	100%	$4.88	100%
Maximum	105%	$5.13	128.8%

(1)	Derived from non-GAAP EPS of $4.84, as further adjusted for the impact of List 4 China Tariffs, which were not known or contemplated at the time the targets were set.

Upon management’s recommendation, the Committee applied negative discretion to reduce funding from approximately 109% of target funding at an EPS of $4.96 to 100% of target.

Performance-Based RSUs

The PSU grants made in 2017 were subject to achievement of a three-year adjusted earnings growth plan target covering fiscal 2017 through fiscal 2019 that was established at the time of grant. In addition, for participants to be eligible for any payout, achievement of positive net cash flow from operating activities was required in the year of grant 2017. As disclosed in the fiscal 2017 proxy statement, this performance trigger was achieved. Beginning with fiscal 2018 grants, our PSU plan has a scorecard of four metrics.

As with our Annual Bonus Plan, we believe our PSU grants are set using challenging performance targets and are fully aligned with the rigorous expectations and long-term interests of our stockholders. As shown in the chart below, threshold goals for past grants have been consistently set above the median of our peer group’s prior-year performance (i.e., earnings growth for these grants).

At the time of grant, the Compensation Committee set a performance target for cumulative three-year growth based on compound annual earnings growth of 5% for the PSUs covering the fiscal years 2017-19. At the target performance level, the participants would earn 100% of their target PSUs. For the fiscal year 2017-19 performance period, the Company achieved compound annual earnings growth rate of 13.1%, which exceeded the target and resulted in the vesting of 200% of the target number of PSUs.

2019 Stockholder Outreach

In 2019, we conducted an extensive engagement effort with our largest stockholders, the summary results of which and our responses are shown in the table below. We heightened our outreach following the Say-on-Pay vote last year and intend to continue investing in the relationship with our stockholder community moving forward.

Extent of Engagement

We contacted 18 of our top 25 stockholders representing approximately 54% of our shares owned to discuss their perspectives on our compensation and governance practices. In addition, we met with several portfolio managers and proxy advisory firms, ISS and Glass Lewis.

Company Participants

To ensure access to key roles involved in compensation and governance issues, company participants in the discussions with stockholders included:

•  Board Chair and Compensation Committee Chair

•  Executive Vice President, Chief Financial Officer

•  Executive Vice President, General Counsel

We met with 10 stockholders who in aggregate held approximately 40% of our shares.

8 stockholders that we contacted either confirmed they had no concerns (or did not require a meeting) or did not respond to our request (13% of shares).

We did not reach out to 7 of our top 25 stockholders because they either are known to not engage in investor meetings or are sufficiently familiar with us that management concluded that outreach was not necessary.

Key Themes from Stockholder Engagement

Stockholder Perspectives		What We Did

Area	Feedback	Changes in 2019 or for 2020
One-time awards	• Prefer awards within normal structure and with rigorous performance goals • Concern with size of one-time CEO award in 2018	✓ Committed to making awards within ongoing, annual LTI program o We do not intend to make future one-time awards to NEOs. ✓ Aligning target awards with competitive practices
Peer group composition	• Consider revising peers to better reflect digital/e-commerce strategy	✓ Revised peer group for 2020, replacing Foot Locker with Wayfair

Goal setting and metrics

•  Desire for greater disclosure on goal setting process and performance assessment

•  Generally supportive of mix of metrics in annual bonus and performance shares

•  Continue to ensure goals and hurdles align with stockholder expectations

✓  Improved and simplified disclosure of goals and performance review

✓  Reviewed and confirmed mix of sales growth, EPS, cashflow, and ROIC over 3 years is appropriate

✓  Focused on top-line and bottom-line growth, balance sheet strength, and return on strategic investments

Performance-based compensation emphasis	• Continue to focus on performance-based pay

✓  In 2019, 50% of NEO equity value and 55% of NEO target total compensation was contingent on performance

✓  In 2020, performance conditions impact 55% of NEO equity value and 37% of NEO total target compensation

✓  Conduct annual review of pay mix and design, with focus on both our individual strategy and market norms

✓  Ongoing monitoring of retail- and general-industry compensation and governance trends

Transparency and communication

•  Stockholders appreciated communication and outreach efforts during this past year

•  Desire for greater transparency surrounding program changes as compensation and governance strategy continues to mature and evolve

✓  Significant stockholder outreach efforts made during 2019

✓  Meaningful improvements made to 2020 CD&A, with focus on transparency, context, readability, and strengthening the linkage between business strategy and compensation design/outcome

o   Restructured the Executive Summary and added the Compensation Committee letter, outreach learnings, and graphics to the CD&A

Our Peer Group

The Compensation Committee uses a peer group composed of public companies in the retail industry to review competitive compensation data for the Company’s executives. The Compensation Committee evaluates this proxy peer group on an annual basis to ensure that the companies selected remain appropriate. The proxy peer group for fiscal 2019 was selected by the Compensation Committee based on the guiding criteria described below, with advice from its former consultant, F.W. Cook. Certain proxy peer companies may not meet all selection criteria but are included because they are direct competitors of our business, direct competitors for our executive talent, have a comparable business model, or for other reasons. The proxy peer group guiding criteria for fiscal 2019 was as follows:

Selection Criteria	Targeted Range
GICSIndustry Classification	Home Furnishing Retail Apparel Retail Department Stores
Revenues	$1.5B – $15B
MarketCapitalization	$250M – $40B
CurrentPeer listed by a proxy advisory firm
Amongthe top 100 e-retailers or an operator of multiple brands
Positivetotal stockholder returns over the prior one- and three-year periods

Our Fiscal 2019 Peer Group

For fiscal 2019, the Compensation Committee reviewed the proxy peer group against our guiding criteria and made the following adjustments:

Peer Companies Added	Peer Companies Removed
Capri Holdings Limited (formerly Michael Kors Holdings Limited) PVH Corp. Tailored Brands, Inc.	Nordstrom, Inc. Ross Stores, Inc. Urban Outfitters, Inc.

Our resulting fiscal 2019 proxy peer group consisted of the following 15 companies:

Fiscal 2019 Peer Group
American Eagle Outfitters, Inc.	L Brands, Inc.	RH (Restoration Hardware Holdings)
Bed Bath & Beyond Inc.	Levi Strauss & Co	Tailored Brands, Inc.
Capri Holdings Limited	Lululemon Athletica Inc.	Tapestry, Inc.
Foot Locker, Inc.	PVH Corp.	Tiffany & Co.
The Gap, Inc.	Ralph Lauren Corporation	V.F. Corporation

Our Fiscal 2020 Peer Group

For fiscal 2020, the Compensation Committee reviewed the proxy peer group using revised criteria for selection:

Selection Criteria	Targeted Range
Industry	Home Furnishing Retail Apparel Retail Department Stores Other Select Retailers (online, global brands) E-commerce Companies
Revenues	$3B – $12B
MarketCapitalization	$2.5B – $11.5B
Geographiccompetitor for talent
Performance:growth in revenue and net income; key industry performance metrics
Positivetotal stockholder returns over the prior one- and three-year periods
Qualitativefactors: similar product offerings; key competitor for business/talent; listed as a peer in proxy advisor reports; large or emerging e-commerce presence and/or international presence.

The Committee made the following adjustments to the peers:

Peer Companies Added	Peer Companies Removed
Wayfair Inc.	Foot Locker, Inc.

Wayfair Inc. was added to our peer group due to its similar product offerings, focus on e-commerce and having its revenue and TSR within the Company’s range. Foot Locker, Inc. was removed from our peer group due to its lack of similarity in its portfolio of product offerings and its focus on brick-and-mortar retail locations.

The resulting fiscal 2020 proxy peer group consists of the following 15 companies:

Fiscal 2020 Peer Group
American Eagle Outfitters, Inc.	Levi Strauss & Co	Tailored Brands, Inc.
Bed Bath & Beyond Inc.	Lululemon Athletica Inc.	Tapestry, Inc.
Capri Holdings Limited	PVH Corp.	Tiffany & Co.
The Gap, Inc.	Ralph Lauren Corporation	V.F. Corporation
L Brands, Inc.	RH (Restoration Hardware Holdings)	Wayfair Inc.

Overview of Chief Executive Officer Compensation for Fiscal 2019

In an executive session at a meeting in March 2019, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s base salary, bonus target, and 2019 target equity value. Given the increase provided the prior year, the Compensation Committee recommended keeping Ms. Alber’s base salary ($1,500,000), bonus target (200% of salary, or $3,000,000), and annual equity grant ($12,000,000; split evenly between PSUs and RSUs) unchanged for fiscal 2019. Consistent with prior years, the Committee also considered her individual performance, an assessment of market data, and her experience in her role.

With respect to the fiscal 2019 company-wide bonus pool, the Company achieved a funding level of 109% of target funding. However, upon management’s recommendation, the Committee applied negative discretion to the funding amount to reduce funding to target (100%). The Compensation Committee determined the payout for Ms. Alber to be at 117% of her target bonus, in alignment with this company result.

Finally, the Company achieved adjusted earnings growth CAGR performance of 13.1% with respect to the fiscal 2017 to fiscal 2019 PSU grants made in 2017. Based on the formulaic, pre-set payout design, the PSUs vested at 200% of target. For Ms. Alber, whose target grant was 92,506 PSUs, the resulting payout was 185,012 shares.

Compensation Element	Level / Result
Base Salary	$1,500,000
Target Bonus %	200% of salary
Target Bonus $	$3,000,000
Performance-Based RSUs	$6,000,000
Time-Based RSUs	$6,000,000

FY 2019 Annual Bonus Achievement
Actual FY 2019 Bonus %	117% of target
Actual FY 2019 Bonus $	$3,500,000

FY 2017 – FY 2019 PSU Achievement
FY 2017 – 2019 PSU Target Shares	92,506 PSUs
FY 2017 – 2019 PSU Payout %	200% of target shares
FY 2017 – 2019 PSU Payout	185,012 PSUs

Components of Our Compensation Program, 2019 Decisions and the Decision-Making Process

Our compensation program for our NEOs is made up of four components, as listed below, which are designed to create long-term value for stockholders and to attract, motivate, and retain outstanding executives. These components collectively provide target compensation that is significantly “at risk” and performance-based.

NEO Target Pay Mix

As shown in the charts below, approximately 55% of Ms. Alber’s target compensation is tied directly to performance conditions (bonus and PSUs). An additional 36% is “at risk” via service conditions and stock price (RSUs). The other NEOs, on average, have 36% of target compensation tied directly to performance conditions and another 45% “at risk.” We believe this mix of pay provides strong incentives for our NEOs to remain with the Company and continue creating value for our stockholders and other prominent stakeholders.

Base Salary

In March 2019, the Compensation Committee reviewed and set the fiscal 2019 base salaries of our NEOs, based on individual performance, an analysis of each executive’s experience (as well as past, current and anticipated contributions to the Company’s success), the Chief Executive Officer’s recommendations (other than with respect to her own base salary), each executive’s position relative to executives in our proxy peer group, and other market data. Following this review, the base salaries for Ms. Whalen, Mr. Bellos, Ms. Benson, and Mr. Ross were increased.

The following table shows the fiscal 2018 and fiscal 2019 base salaries for the NEOs.

Named Executive Officer	Fiscal 2018 Base Salary	Fiscal 2019 Base Salary
Laura Alber	$1,500,000	$1,500,000
Julie Whalen	$800,000	$850,000
Alex Bellos	$750,000	$850,000
Marta Benson	$750,000	$850,000
Ryan Ross(1)	$525,000	$700,000

(1)	Mr. Ross was promoted from Executive Vice President, Emerging Brands to President, Williams Sonoma Brand effective July 10, 2019.

Annual Cash Bonus

Cash bonuses are awarded to our NEOs under the 2001 Incentive Bonus Plan, or the Bonus Plan, and paid only when threshold company and business objectives are met or exceeded.

At the beginning of each fiscal year, the Compensation Committee reviews and establishes individual bonus targets for each NEO and threshold, target, and maximum EPS goals under the Bonus Plan, which determine the funding pool from which executive bonuses are paid.

In addition, the Compensation Committee sets a threshold performance goal that must be achieved, which establishes the maximum bonus payable under the Bonus Plan to each NEO subject to the Compensation Committee’s discretion to reduce such amount. For fiscal 2019, this goal was positive net cash flow provided by operating activities, as disclosed on the Company’s consolidated statements of cash flows. This threshold goal was met in fiscal 2019, and the Compensation Committee used negative discretion to determine the actual payout to each NEO based on achievement of the EPS goal and individual performance, as described below.

Fiscal 2019 Bonus Targets

At a meeting held in March 2019, the Compensation Committee reviewed the bonus targets under the Bonus Plan for each NEO. The Compensation Committee considered the recommendations of the Chief Executive Officer, which were informed by the following factors:

•	Each executive’s respective responsibilities;

•	The relationship of the bonus target to other compensation elements;

•	Whether the established bonus targets are effective in motivating our executives to deliver strong performance; and

•	The bonus targets set by our proxy peers.

In executive session at that meeting, without the Chief Executive Officer present, the Compensation Committee reviewed Ms. Alber’s bonus target against our peer group and concluded that her bonus target would remain unchanged for fiscal 2019.

The target bonuses as a percentage of base salary under the Bonus Plan remained unchanged for fiscal 2019 for our NEOs, as detailed in the table below.

The target bonuses as a percentage of base salary under the Bonus Plan for fiscal 2018 and fiscal 2019 are listed below for each NEO.

Named Executive Officer	Fiscal 2018 Target Bonus (as a Percentage of Base Salary)	Fiscal 2019 Target Bonus (as a Percentage of Base Salary)
Laura Alber	200%	200%
Julie Whalen	100%	100%
Alex Bellos	100%	100%
Marta Benson	100%	100%
Ryan Ross(1)	100%	100%

(1)	Mr. Ross was promoted from Executive Vice President, Emerging Brands to President, Williams Sonoma Brand effective July 10, 2019.

Our Bonus Performance Goal – EPS

The pool from which company-wide bonuses are paid depends on our achievement of an annual EPS goal established by the Compensation Committee. For fiscal 2019, the Compensation Committee set a diluted EPS target of $4.88. Actual EPS for fiscal 2019 is measured under the Bonus Plan by excluding the impact of extraordinary non-recurring charges or unusual items and the effect of changes in accounting principles from GAAP EPS for fiscal 2019 and including any amounts payable to covered employees under the Bonus Plan. The Company achieved performance of $4.96, or an achievement at a funding level of 109% of target funding, which reflects an adjustment to account for the impact of List 4 China Tariffs, which were not known or contemplated at the time bonus funding targets were set. Management recommended and the Committee approved applying negative discretion to the funding amount to reduce funding to target (100%). Additional design and results are provided on page 36. For fiscal 2018 and fiscal 2017, actual funding levels were at 128.9% and 95.0%, respectively.

Individual and Business Unit Bonus Objectives

Once the bonus pool has been funded based on EPS performance under the Bonus Plan, and once the threshold performance goal is achieved, which establishes the maximum bonus payable under the Bonus Plan to each NEO subject to the Compensation Committee’s discretion to reduce such amount, individual performance is assessed in order to determine the payout of bonuses from the pool. The Compensation Committee believes that the achievement of individual objectives is critical to the overall success of the Company and, as such, bonuses are paid, in part, to reflect individual achievement. For example, if an executive fails to fully meet some or all individual objectives, the executive’s bonus may be significantly reduced or even eliminated. Conversely, if the objectives are overachieved, awards may be subject to less or no reduction from the maximum amount payable to the executive, based on our achievement of the threshold positive net cash flow goal described above.

The Compensation Committee decides the bonus amount, if any, for the Chief Executive Officer in an executive session in which the Chief Executive Officer is not present. In March 2020, the Compensation Committee reviewed the fiscal 2019 performance of each NEO and considered the recommendations of the Chief Executive Officer for each of the NEOs other than herself. For fiscal 2019, the Compensation Committee approved the bonus payments in the table below under the Bonus Plan for each NEO, which were informed by the following factors:

•	Achievement of established financial and operating objectives for the Company and each business unit; and

•

A qualitative assessment of each executive’s leadership accomplishments in the fiscal year (noting that accomplishments that increase stockholder return or that significantly impact future stockholder return are significant factors in the assessment of individual performance) as outlined in the “Key Accomplishments” table below.

Named Executive Officer	Fiscal 2019 Bonus Amount*	Fiscal 2019 Bonus (as a Percentage of Target)
Laura Alber	$3,500,000	117%
Julie Whalen	$1,000,000	118%
Alex Bellos	$1,600,000	188%
Marta Benson	$1,250,000	147%
Ryan Ross	$750,000	107%

*	Reflects the Compensation Committee’s exercise of discretion to reduce the maximum amount payable to the executive under the Bonus Plan for fiscal 2019.

Named Executive	Key Accomplishments
Laura Alber	Ms. Alber’s leadership has been instrumental to the Company’s financial and stock-price performance. Notably, fiscal 2019 saw ~11% EPS growth, 6.0% comparable brand revenue growth and TSR that significantly exceeds the S&P 400 Index over both short (1-year) and longer-term (3-year) timeframes.

Julie Whalen	Ms. Whalen’s leadership has been instrumental to the Company’s financial and stock-price performance. Ms. Whalen delivered strong returns to stockholders of approximately $300 million in dividends and share repurchases. She also oversaw an increase on the Company’s non-GAAP ROIC to 22.4%, which continues to be significantly above the industry average.

Alex Bellos	Under Mr. Bellos’ leadership, West Elm achieved comparable revenue growth of 14.4% in fiscal 2019. West Elm had its 10th consecutive year of double-digit revenue growth, while comparable revenue growth accelerated nearly 500 basis points.

Marta Benson	Under Ms. Benson’s leadership, Pottery Barn had 4.1% comparable revenue growth in fiscal 2019, which was more than 3 times higher than its comparable revenue growth last year and their highest comparable revenue growth since 2014.

Ryan Ross	In less than four quarters of Mr. Ross’s leadership, Williams Sonoma returned to positive comparable revenue growth for fiscal 2019.

Long-Term Incentives

The third component of the Company’s compensation program is long-term equity compensation. The Compensation Committee believes that equity compensation awards encourage our executives to work toward the Company’s long-term business and strategic objectives and to maximize long-term stockholder returns. In addition, the Compensation Committee believes that equity awards incentivize executives to remain with the Company. In determining the long-term incentive awards for fiscal 2019, the Compensation Committee considered the strong experience and individual performance of the executive team, the unvested value of equity awards remaining in fiscal 2019, and relevant market data.

In fiscal 2019, equity was granted to our NEOs in the form of PSUs and RSUs. PSUs were granted with variable payout based on achievement of three-year performance goals. The Compensation Committee believes that granting equity in the form of PSUs and RSUs drives strong performance, aligns each executive’s interests with those of stockholders, and provides an important and powerful retention tool.

Component	Weighting (CEO/NEOs)	Time Frame (Vesting)	Purpose	Performance Linkage
Performance-Based RSUs (PSUs)	50%/30% (20% for Mr. Ross)	3-year performance targets and cliff vesting

•  Motivate achievement of the key indicators of Company success that best drive stockholder value

•  Reward for attainment of long-term performance and stockholder value creation

•  Attract and retain NEOs long-term

•  Provide opportunity to build ownership in Company

•  Equally weighted across scorecard of relevant financial metrics that are aligned with stockholder interests:

○  Revenue (3-year CAGR)

○  EPS (3-year CAGR)

○  Operating Cash Flow (3-year average)

○  ROIC (3-year average)

•  Emphasis on stock price performance

Time-Based RSUs	50%/70% (80% for Mr. Ross)	4-year pro-rated vesting	• Attract and retain NEOs long-term • Provide opportunity to build ownership in Company • Align interests with stockholders	• Emphasis on stock price performance

PSUs earned are variable based on actual performance (subject to certain pre-established adjustments) relative to target, as follows:

Level	% of Target PSUs
Below Threshold	0%
Threshold	50%
Target	100%
Maximum (and above)	200%

The Compensation Committee established the three-year performance goals for the PSUs by reference to historical company performance, our fiscal 2019 budget, and our three-year earnings growth plan, which were presented to and reviewed by our Board of Directors. The PSU performance period will run from fiscal 2019 through fiscal 2021. We do not disclose the specific goals utilized due to confidentiality and competitive concerns. We believe that the goals were set at challenging levels (equal to or above prior-grant goals for all four metrics) and are fully aligned with the rigorous expectations and long-term interests of our stockholders.

In determining the type and number of equity awards granted to each NEO, the Compensation Committee considered the recommendations of the Chief Executive Officer, which were based on:

•	The executive’s performance and contribution to the profitability of the Company;

•	The type and number of awards previously granted to each executive;

•	The executive’s outstanding equity awards;

•	The vesting schedule of the executive’s outstanding equity awards;

•	The optimal mix between long-term incentive awards and other types of compensation, such as base salary and bonus;

•	The relative value of awards offered by peer companies to executives in comparable positions; and

•	Additional factors, including increased responsibilities, succession planning, and retention strategy.

The Compensation Committee believes that each factor influences the number of shares appropriate for each individual and that no one factor is determinative.

In determining the long-term incentive grant for the Chief Executive Officer, the Compensation Committee considered several factors, including the Company’s performance, the assessment by the Compensation Committee of the Chief Executive Officer’s performance, and peer market data.

Annual equity grants approved by the Compensation Committee in March 2019 and granted in March and April 2019 were as follows:

Named Executive Officer	Target Equity Value	Number of Restricted Stock Units	Number of Performance Stock Units (at Target)
Laura Alber	$12,000,000	104,130	104,130
Julie Whalen	$2,250,000	27,334	11,714
Alex Bellos	$3,000,000	36,445	15,619
Marta Benson	$2,500,000	30,371	13,016
Ryan Ross	$2,000,000	27,811	6,942

PSUs Granted in Fiscal 2017

In fiscal 2017, the Compensation Committee granted PSUs to Ms. Alber, Ms. Whalen, Mr. Bellos, Ms. Benson and Mr. Ross. The PSUs granted in fiscal 2017 were granted with a cumulative three-year growth target based on compound annual earnings growth. For purposes of calculating the earnings growth rate, costs associated with the acquisition of Outward, Inc., incremental PSU expense over the 100% target, asset impairment charges and legal settlements were excluded pursuant to predetermined exclusions that were established at the time of grant. As adjusted for these predetermined exclusions, our compound annual earnings growth rate was equal to 13.1% over the three-year performance period, which exceeded the target of 5.0% and resulted in the vesting of 200% of the target number of PSUs.

Performance-Contingent RSUs Granted to CEO in Fiscal 2018

As disclosed in our fiscal 2018 proxy, Ms. Alber was granted an off-cycle award in 2018 to better align her pay with the company’s strong financial performance and to recognize her contributions in terms of leadership, strategic development, and financial performance since assuming the role of Chief Executive Officer in 2010. In February 2018, the Committee awarded Ms. Alber 203,541 RSUs that vested in equal installments on the first and second anniversary of the grant date, with each installment subject to a net income performance requirement. In February 2019, the first installment vested after the Committee determined that the performance requirement had been met. In February 2020, the Committee confirmed that the net income requirement for the second tranche had been met. As such, the award is now fully earned and vested.

As outlined in the Stockholder Outreach section, we are committed to making awards within the ongoing, annual LTI program and we do not intend to make future one-time awards to NEOs.

Benefits Provided to Named Executive Officers

Subject to certain limited exceptions, all the benefits offered to our NEOs are offered broadly to our full-time associates. For example, a limited number of company executives are provided with reimbursement of financial consulting services up to $12,000 annually. The Compensation Committee believes that providing this assistance is prudent given the complexity of these executives’ compensation and financial arrangements and helps our NEOs maximize the compensation we pay to them. In addition, certain of our long-tenured employees receive benefits under a car allowance program that we no longer offer to new employees. We maintain an Executive Deferred Compensation Plan that is available to all U.S. employees at the level of Vice President and above and provides an opportunity for individual retirement savings on a tax- and cost-effective basis. We do not offer any company match to this benefit plan. We do not sponsor any additional supplemental executive retirement plans. Additionally, employees at the level of Director and above can participate in supplemental life insurance plans that offer enhanced benefits. We believe that these benefits allow our NEOs to concentrate on their responsibilities and our future success. The value of the benefits offered to each of the NEOs is detailed in the Other Annual Compensation from Summary Compensation Table on page 54.

Roles in Determining Executive Compensation

Role of Compensation Committee

Each year, the Compensation Committee determines appropriate business targets for the fiscal year and evaluates executives’ performance against those targets. As the Compensation Committee structures the executive compensation program, it considers the accounting and tax implications of each compensation element, as well as stockholder dilution from any equity awards. The Compensation Committee updates the Board of Directors regarding compensation decisions for executives and for the Chief Executive Officer, except for adjustments to the Chief Executive Officer’s base salary, which are determined by the independent members of the Board. The Compensation Committee’s role is further detailed in the Compensation Committee Charter, which is available on our website at ir.williams-sonomainc.com/governance.

In making pay decisions, the Compensation Committee reviews each executive’s past and current compensation and analyzes:

•	Each NEO’s achievement of established financial and operating objectives for that executive’s area of responsibility;

•

The compensation opportunity for each NEO relative to the compensation opportunity disclosed by companies in the proxy peer group for the officer’s corresponding position, for each compensation element;

•	Internal positioning among the NEOs; and

•

Whether value and vesting terms of outstanding long-term incentive awards are sufficient to provide an appropriate balance of short and long-term incentives, drive sustained performance, and provide potential for appropriate reward.

Role of Our Chief Executive Officer and Management

The Chief Executive Officer is present at Compensation Committee meetings (except when her own compensation is being discussed) and makes recommendations regarding the compensation program in general and each executive’s compensation specifically. Her recommendations are made in the context of peer group and other relevant data and are based on a quantitative analysis and comparison of each executive’s performance against fiscal year business and strategic objectives and her qualitative evaluation of each executive’s contributions to the Company’s long-term objectives. Further, she provides input on each executive’s respective responsibilities and growth potential, as well as each’s equity position and potential compensation payouts. Other members of management are also present at portions of Compensation Committee meetings to provide background information, as necessary.

Role of Independent Compensation Committee Consultant

For fiscal 2019, Pay Governance LLC was selected to become the new independent executive compensation consultant for the Compensation Committee. Pay Governance LLC provides services only as directed by the Compensation Committee and has no other relationship with the Company. The Compensation Committee has reviewed its relationship with Pay Governance LLC and has identified no conflicts of interest

In fiscal 2019, Pay Governance LLC attended Compensation Committee meetings and provided periodic updates on relevant compensation trends and developments. In addition, Pay Governance provided advice and analysis on topics such as Say on Pay, stockholder outreach, disclosure, equity utilization, and non-employee director compensation.

Role of Market Data

The Compensation Committee, the Chief Executive Officer, and management believe that knowledge of general market practices and the specific compensation practices of our proxy peer group, listed on page 41, is important in assessing the design and competitiveness of our compensation package. When market data is reviewed, it is considered as a reference point, rather than a fixed policy, for compensation positioning and decision-making. We do not set compensation to meet specific benchmarks or percentiles. When target total direct compensation was set at the beginning of fiscal 2019, the Compensation Committee confirmed the resulting competitive positioning was appropriate for each executive given their individual experience, complexity of role, business unit performance, and the Company’s consistently strong operating performance and sustained revenue and earnings growth in recent years.

Additional Information

Executive Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for our NEOs. Executive stock ownership supports the Company’s primary objective of creating long-term value for stockholders by aligning the executives’ interests directly with those of the Company’s stockholders. Each executive is expected to maintain this minimum ownership while employed with us. The current guidelines for stock ownership are:

Position	Ownership Guideline
President and Chief Executive Officer	5x Base Salary
Other Named Executive Officers	2x Base Salary

The following equity holdings count toward the stock ownership guidelines: shares directly owned by the executive or his or her immediate family members; shares held in trust or any similar entity benefiting the executive or the executive’s immediate family; and shares owned through the Williams-Sonoma, Inc. 401(k) Plan. Unexercised stock appreciation rights, unexercised stock options, performance shares with incomplete performance periods, and unvested restricted stock units or other full-value awards do not count towards the stock ownership guidelines listed above. We do not currently grant stock appreciation rights or stock options to our NEOs.

Executives covered under the ownership guidelines are required to retain at least 50% of the net after-tax shares received as a result of the release of restricted stock units until the applicable ownership guideline has been achieved. As of February 2, 2020, all our NEOs meet or exceed the stock ownership guidelines or comply with the stock retention requirements for vested restricted stock units that are designed to bring the executive up to the applicable ownership level. Ms. Alber’s personal wealth is tied to company performance, and as of February 2, 2020, she held stock worth 18x her base salary, well above the 5x guideline.

Double-Trigger Change of Control Provisions

Each of our NEOs is entitled to double-trigger change of control benefits under our 2012 EVP Level Management Retention Plan, other than our Chief Executive Officer, who is entitled to such benefits under an individual arrangement. None of our NEOs are provided with any type of “golden parachute” excise tax gross-up. We believe that our change of control arrangements are competitive compensation practices and meet the Company’s objectives of:

•	Enhancing our ability to retain these key executives as such arrangements are an important component of competitive compensation programs;

•	Ensuring that our executives remain objective and fully dedicated to the Company’s business and strategic objectives at a critical time;

•	Facilitating a smooth transition should a change in control occur;

•	Avoiding windfalls, which could occur if payments are made automatically as a result of the transaction; and

•

Mitigating any potential employer liability and avoiding future disputes or litigation by requiring a departing executive to sign a release agreement acceptable to us as a condition to receiving such payments and benefits.

The Compensation Committee has considered the total potential cost of the change of control arrangements provided to our NEOs and has determined that such cost is reasonable and reflects the importance of the objectives described above.

Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Management Retention Agreement” and the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Management Retention Plan,” beginning on page 60, for more information.

Severance Protection for the Chief Executive Officer

As previously disclosed, we have entered into a severance arrangement with Ms. Alber providing for certain severance benefits in the event of the termination of her employment without cause or if she resigns for good reason, in each case, outside of the change in control context. Such severance benefits are conditioned, among other things, on her execution of a release agreement. The Compensation Committee implemented this arrangement to ensure that she remains focused on the Company’s business and strategic objectives rather than potential personal economic exposure and given that Ms. Alber’s departure in such circumstances is due, at least in part, to circumstances not within her control. The Compensation Committee has considered the total potential cost of her severance benefits and determined them to be reasonable.

Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Amended and Restated Employment Agreement with Laura Alber,” beginning on page 61, for more information.

RSU and PSU Vesting Provisions Upon Death, Disability, or Retirement

Additionally, consistent with the practice of many of our peers and to encourage our employees to remain employed with the Company through the date of the applicable vesting event, grants of RSUs, including the PSUs granted to our NEOs, provide for pro-rata vesting upon death or disability, and upon retirement, full vesting in the case of time-based RSUs and pro-rata vesting in the case of PSUs. Retirement is defined as leaving the Company at age 70 or later, with a minimum of 15 years of service. PSUs granted to our NEOs vest on a pro-rata basis subject to the achievement of the applicable performance goals in the event of death, disability, or retirement. Currently, none of our NEOs are retirement eligible.

Please see the section titled “Employment Contracts and Termination of Employment and Change-of-Control Arrangements—Amended and Restated Employment Agreement with Laura Alber,” beginning on page 61, for more information.

Clawback Policy Following Financial Restatement

In March 2018, our Compensation Committee adopted a clawback policy regarding recovery of past payments or awards in the event of a financial restatement. In such event, the Compensation Committee will review all cash and equity awards that, in whole or in part, were granted or paid to, or earned by, our executive officers based on performance during the financial period subject to such restatement. If any award would have been lower or would not have vested, been earned or been granted based on such restated financial results, the Committee may, if it determines appropriate in its sole discretion and to the extent permitted by governing law, (a) cancel such award, in whole or in part, whether or not vested, earned or payable and/or (b) require the award holder to repay to the Company an amount equal to all or any portion of the value from the grant, vesting, or payment of the award that would not have been realized or accrued based on the restated financial results.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for fiscal 2019.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Adrian Bellamy, Chair
Scott Dahnke
Frits van Paasschen

Summary Compensation Table for Fiscal 2019, Fiscal 2018 and Fiscal 2017

This table sets forth certain annual and long-term compensation earned by or granted to our Named Executive Officers. For more information on the realized pay of our Named Executive Officers, please see “Overview of Chief Executive Officer Compensation for Fiscal 2019” on page 41, “Components of Our Compensation Program, 2019 Decisions and the Decision-Making Process,” beginning on page 42, and “PSUs Granted in Fiscal 2017” on page 48.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Laura Alber	2019	$1,500,000	—	$11,999,941	—	$3,500,000	$28,503	$17,028,444
Director, President	2018	$1,473,077	—	$21,999,903	—	$3,750,000	$31,186	$27,254,166
and Chief Executive	2017	$1,400,000	—	$9,999,899	—	$3,000,000	$29,433	$14,429,332
Officer

Julie Whalen	2019	$836,541	—	$2,249,946	—	$1,000,000	$29,300	$4,115,787
Executive Vice	2018	$800,010	—	$2,249,982	—	$1,000,000	$28,811	$4,078,803
President, Chief	2017	$786,545	—	$2,999,883	—	$750,000	$28,647	$4,565,075
Financial Officer

Alex Bellos	2019	$823,077	—	$2,999,928	—	$1,600,000	$22,062	$5,445,067
President, West Elm Brand	2018	$723,077	—	$1,999,989	—	$1,500,000	$10,822	$4,233,888
	2017	$457,596	$660,000(7)	$1,999,915	—	$750,000	$164,651	$4,032,162

Marta Benson	2019	$823,077	—	$2,499,959	—	$1,250,000	$16,621	$4,589,657
President, Pottery Barn Brand	2018	$736,539	—	$2,999,959	—	$900,000	$14,830	$4,651,328
	2017	$671,539	—	$1,499,942	—	$750,000	$13,947	$2,935,428

Ryan Ross(8)	2019	$648,077	$660,000(9)	$2,749,864	—	$750,000	$248,961	$5,056,902
President, Williams Sonoma Brand

(1)

Variances in the salary column versus annual base salary rate are a result of the timing of paychecks issued in a given fiscal year, as well as the impact of a 53-week fiscal year in fiscal 2018 as compared to 52-week fiscal years in fiscal 2019 and 2017.

(2)

Represents the grant date fair value of awards granted in fiscal 2019, fiscal 2018 and fiscal 2017, as calculated in accordance with FASB ASC Topic 718 by multiplying the closing price of our stock on the trading day prior to the grant date by the number of units granted. The number of restricted stock units and performance stock unit awards granted is determined by dividing the total monetary value of each award by the closing price of our common stock on the trading day prior to the grant date, rounding down to the nearest whole share.

(3)

The amounts in the stock awards column include the fair market value of performance stock unit awards assuming probable achievement of the performance goal at target levels resulting in the following fair market values for the performance stock unit awards: Ms. Alber – $5,999,971 (fiscal 2019), $5,999,967 (fiscal 2018) and $4,999,949 (fiscal 2017); Ms. Whalen – $674,961 (fiscal 2019), $674,985 (fiscal 2018) and $599,955 (fiscal 2017); Mr. Bellos – $899,967 (fiscal 2019), $599,992 (fiscal 2018) and $299,981 (fiscal 2017); Ms. Benson – $749,982 (fiscal 2019), $899,963 (fiscal 2018) and $299,978 (fiscal 2017); and Mr. Ross $624,949 (fiscal 2019), $149,986 (fiscal 2018) and $224,986 (fiscal 2017). Assuming maximum achievement of the performance goal, the fair market value of those performance stock units would be: Ms. Alber – $11,999,941 (fiscal 2019), $11,999,934 (fiscal 2018) and $9,999,899 (fiscal 2017); Ms. Whalen – $1,349,921 (fiscal 2019), $1,349,969 (fiscal 2018) and $1,199,910 (fiscal 2017); Mr. Bellos – $1,799,934 (fiscal 2019), $1,199,984 (fiscal 2018) and $599,962 (fiscal 2017); Ms. Benson – $1,499,964 (fiscal 2019), $1,799,927 (fiscal 2018) and $599,955 (fiscal 2017); and Mr. Ross – $1,249,898 (fiscal 2019).

(4)	Represents amounts earned under the company’s 2001 Incentive Bonus Plan for fiscal 2019, fiscal 2018 and fiscal 2017.

(5)	Details are provided in the Other Annual Compensation from Summary Compensation Table on page 54.

(6)	Excludes dividend equivalent payments, which were previously factored into the grant date fair value of disclosed equity awards.

(7)

Represents a special, discretionary sign-on bonus of $660,000 that was awarded to Mr. Bellos in connection with his promotion to President, West Elm Brand. The sign-on bonus is repayable ratably over a five-year period in the event Mr. Bellos leaves the company or is terminated for cause within five years from the effective date of his promotion.

(8)	Mr. Ross became a Named Executive Officer in fiscal 2019.

(9)

Represents a special, discretionary sign-on bonus of $660,000 that was awarded to Mr. Ross in connection with his promotion to President, William-Sonoma Brand. The sign-on bonus is repayable ratably over a five-year period in the event Mr. Ross leaves the company or is terminated for cause within five years from the effective date of his promotion.

Other Annual Compensation from Summary Compensation Table

This table sets forth the compensation and benefits included under “All Other Compensation” in the Summary Compensation Table above.

	Fiscal Year	Life Insurance Premiums(1)	Matching Contribution to the 401(k) Plan(2)	Car Allowance	Executive Financial Services	Total
Laura Alber	2019	$5,382	$8,346	$6,000	$ 8,775	$28,503
	2018	$4,878	$8,308	$6,000	$12,000	$31,186	(3)
	2017	$3,510	$7,923	$6,000	$12,000	$29,433
Julie Whalen	2019	$2,915	$8,385	$6,000	$12,000	$29,300
	2018	$2,792	$8,019	$6,000	$12,000	$28,811
	2017	$2,743	$7,904	$6,000	$12,000	$28,647
Alex Bellos	2019	$1,662	$8,400	—	$12,000	$22,062
	2018	$1,341	$9,481	—	—	$10,822
	2017	$785	$6,635	—	—	$164,651	(4)
Marta Benson	2019	$8,198	$8,423	—	—	$16,621
	2018	$7,348	$7,482	—	—	$14,830
	2017	$6,470	$7,477	—	—	$13,947
Ryan Ross	2019	$2,268	$7,076	—	—	$248,961	(5)

(1)	Premiums paid by us for term life insurance in excess of $50,000 for each fiscal year.

(2)

Represents company matching contributions under our 401(k) plan. Similar to our other full-time employees, Named Executive Officers were eligible to participate in our 401(k) plan and received matching contributions from the company of up to $8,400 during calendar 2019, $8,250 during calendar 2018, and $8,100 during calendar 2017. Matching amounts above this maximum are due to differences between calendar and fiscal year contributions.

(3)	Does not include incremental cost of one-time personal use by Ms. Alber of the company airplane because she fully reimbursed the company for such cost.

(4)

Includes the following for Mr. Bellos: $87,830 in home sale and purchase assistance, $53,655 in moving and relocation expenses and a $15,746 tax restoration payment, in each case paid pursuant to the company’s relocation policy in connection with his promotion to President, West Elm Brand in June 2017, which required that Mr. Bellos relocate from Portland, Oregon to Brooklyn, New York.

(5)

Includes the following for Mr. Ross: $109,684 in home sale and purchase assistance, $90,621 in moving and relocation expenses and a $39,312 tax restoration payment, in each case paid pursuant to the company’s relocation policy in connection with his promotion to President, Williams-Sonoma Brand in July 2019, which required that Mr. Ross relocate from Portland, Oregon to San Rafael, California.

Grants of Plan-Based Awards

This table sets forth certain information regarding all grants of plan-based awards made to the Named Executive Officers during fiscal 2019.

	Grant Date	Compensation Committee Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)(1)(2)	Maximum ($)(2)	Threshold (#)	Target (#)	Maximum (#)
Laura Alber	—	—		—	$3,000,000	$10,000,000	—	—	—	—	—
	4/18/2019	3/27/2019	(3)	—	—	—	—	—	—	104,130	—
	4/18/2019	3/27/2019	(4)	—	—	—	52,065	104,130	208,260	—	—
	—	—		—	—	—	—	—	—	—	—
Julie Whalen	—	—		—	$850,000	$10,000,000	—	—	—	—	—
	4/18/2019	3/27/2019	(3)	—	—		—	—	—	27,334	—
	4/18/2019	3/27/2019	(4)	—	—		5,857	11,714	23,428	—	—
Alex Bellos	—	—		—	$850,000	$10,000,000	—	—	—	—	—
	4/18/2019	3/27/2019	(3)	—	—		—	—	—	36,445	—
	4/18/2019	3/27/2019	(4)	—	—		7,809	15,619	31,238	—	—
Marta Benson	—	—		—	$850,000	$10,000,000	—	—	—	—	—
	4/18/2019	3/27/2019	(3)	—	—		—	—	—	30,371	—
	4/18/2019	3/27/2019	(4)	—	—		6,508	13,016	26,032	—	—
Ryan Ross	—	—		—	$700,000	$10,000,000	—	—	—	—	—
	3/13/2019	3/11/2019	(3)	—	—		—	—	—	27,811	—
	4/18/2019	3/27/2019	(4)	—	—		3,471	6,942	13,884	—	—
	7/10/2019	7/9/2019	(3)	—	—		—	—	—	8,471	—
	7/10/2019	7/9/2019	(4)	—	—		1,815	3,630	7,260	—	—

(1)	Target potential payment for each eligible executive pursuant to our established incentive targets.

(2)

The Compensation Committee established a threshold performance goal that needed to be satisfied in order for payments under our stockholder-approved 2001 Incentive Bonus Plan to be earned. For fiscal 2019, the Compensation Committee established the threshold performance goal for the 2001 Incentive Bonus Plan as positive net cash flow provided by operating activities as set forth in the company’s consolidated statements of cash flows. The Compensation Committee also set a secondary performance goal to guide its use of discretion in determining whether to reduce bonus amounts from the maximum shown in the table above; the Compensation Committee typically expects to pay bonuses at target levels if the secondary performance goal is met at target. For fiscal 2019, the Compensation Committee set the secondary performance goal as an earnings per share target of $4.88 (excluding extraordinary non-recurring charges and the effect of changes in accounting principles from GAAP EPS for fiscal 2019, including any amounts payable to covered employees under the 2001 Incentive Bonus Plan). As further described in the section entitled “Components of our Compensation Program, 2019 Decisions and the Decision-Making Process—Annual Cash Bonus” in the Compensation Discussion and Analysis on page 44, the 2001 Incentive Bonus Plan’s threshold performance goal was achieved and the secondary performance goal was achieved between target and maximum levels, and the Compensation Committee elected to apply its discretion in determining to reduce the actual amount to be paid to the Named Executive Officers under the 2001 Incentive Bonus Plan below the maximum potential payment shown in the table above.

(3)

Grants of restricted stock units. See the section entitled “Components of our Compensation Program, 2019 Decisions and the Decision Making Process—Long-Term Incentives” in the Compensation Discussion and Analysis beginning on page 46 and the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 56 for more information regarding these grants.

(4)

Grants of performance stock units. See the section entitled “Components of our Compensation Program, 2019 Decisions and the Decision Making Process—Long-Term Incentives” in the Compensation Discussion and Analysis beginning on page 46 and the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 56 for more information regarding these grants. The number of performance stock units granted appears in the “Target” column.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth information regarding equity awards held by our Named Executive Officers on February 2, 2020.

	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(1)
Laura Alber	104,130	(2)	$7,297,430	—		—
	—		—	104,130	(3)	$7,297,430
	92,289	(4)	$6,467,613	—		—
	—		—	123,051	(5)	$8,623,414
	101,771	(6)	$7,132,112	—		—
	46,253	(7)	$3,241,410	—		—
	185,012	(8)	$12,965,641	—		—
	20,522	(9)	$1,438,182	—		—
Julie Whalen	27,334	(2)	$1,915,567	—		—
	—		—	11,714	(3)	$820,917
	24,226	(4)	$1,697,758	—		—
	—		—	13,843	(5)	$970,117
	12,951	(7)	$907,606	—		—
	22,200	(8)	$1,555,776	—		—
	5,746	(9)	$402,680	—		—
Alex Bellos	36,445	(2)	$2,554,066	—		—
	—		—	15,619	(3)	$1,094,580
	21,534	(4)	$1,509,103	—		—
	—		—	12,305	(5)	$862,334
	12,379	(10)	$867,520	—		—
	12,378	(11)	$867,450	—		—
	4,625	(7)	$324,120	—		—
	2,536	(12)	$177,723	—		—
	1,232	(9)	$86,339	—		—
Marta Benson	30,371	(2)	$2,128,400	—		—
	—		—	13,016	(3)	$912,161
	32,301	(4)	$2,263,654	—		—
	—		—	18,457	(5)	$1,293,467
	11,101	(7)	$777,958	—		—
	1,642	(9)	$115,071	—		—
	11,100	(8)	$785,888	—		—
Ryan Ross	8,471	(13)	$593,648	—		—
	—		—	3,630	(14)	$254,390
	27,811	(15)	$1,948,995	—		—
	—		—	6,942	(3)	$486,495
	9,229	(4)	$646,768	—		—
	—		—	3,076	(5)	$215,566
	5,589	(16)	$391,677	—		—
	9,580	(17)	$671,366	—		—

(1)	Based on a stock price of $70.08, the closing price of our common stock on January 31, 2020, the last business day of fiscal 2019.

(2)

Represents restricted stock units granted on April 18, 2019. The restricted stock units vest as follows: (i) 25% of the units vest on April 18, 2020; (ii) 25% of the units vest on April 18, 2021; (iii) 25% of the units vest on April 18, 2022; and (iv) 25% of the units vest on April 18, 2023, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(3)

Represents performance stock units granted on April 18, 2019. The performance stock units vest on April 18, 2022, subject to continued service and achievement of performance criteria. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criteria are achieved and 50% if the threshold performance criteria are achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(4)

Represents restricted stock units granted on April 18, 2018. The restricted stock units vest as follows: (i) 25% of the units vested on April 18, 2019; (ii) 25% of the units vest on April 18, 2020; (iii) 25% of the units vest on April 18, 2021; and (iv) 25% of the units vest on April 18, 2022, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(5)

Represents performance stock units granted on April 18, 2018. The performance stock units vest on April 18, 2021, subject to continued service and achievement of performance criteria. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criteria are achieved and 50% if the threshold performance criteria are achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(6)

Represents restricted stock units granted on February 6, 2018. The restricted stock units vest as follows: (i) 50% of the units vest on February 6, 2019; and (ii) 50% of the units vest on February 6, 2020, each subject to continued service and a performance criterion of positive net income during the prior fiscal year with respect to each vesting date, which have each been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(7)

Represents restricted stock units granted on May 1, 2017. The restricted stock units vest as follows: (i) 25% of the units vest on May 1, 2018; (ii) 25% of the units vest on May 1, 2019; (iii) 25% of the units vest on May 1, 2020; and (iv) 25% of the units vest on May 1, 2021, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(8)

Represents performance stock units granted on May 1, 2017. The performance stock units vest on May 1, 2020 because the continued service requirement was met and the performance criterion was achieved, resulting in payout of 200% of target. See the section entitled “Components of our Compensation Program, 2019 Decisions and the Decision-Making Process—PSUs Granted in Fiscal 2017” in the Compensation Discussion and Analysis beginning on page 48 for more information regarding the achievement of the performance criterion. In addition, upon vesting, the executive received a cash payment equal to dividends declared between the grant date and the vesting date.

(9)

Represents restricted stock units granted on April 18, 2016. The restricted stock units vest as follows: (i) 25% of the units vested on April 18, 2017; (ii) 25% of the units vested on April 18, 2018; (iii) 25% of the units vest on April 18, 2019; and (iv) 25% of the units vest on April 18, 2020, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2016 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(10)

Represents restricted stock units granted on June 5, 2017. The restricted stock units vest as follows: (i) 25% of the units vested on June 5, 2018; (ii) 25% of the units vest on June 5, 2019; (iii) 25% of the units vest on June 5, 2020; and (iv) 25% of the units vest on June 5, 2021, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met.

(11)

Represents performance stock units granted on June 5, 2017. The performance stock units vested on May 1, 2020, because the continued service requirement was met and the performance criterion was achieved, resulting in payout of 200% of target. See the section entitled “Components of our Compensation Program, 2019 Decisions and the Decision-Making Process—PSUs Granted in Fiscal 2017” in the Compensation Discussion and Analysis beginning on page 48 for more information regarding the achievement of the performance criterion. In addition, upon vesting, the executive received a cash payment equal to dividends declared between the grant date and the vesting date.

(12)

Represents restricted stock units granted on January 6, 2017. The restricted stock units vest as follows: (i) 25% of the units vested on January 6, 2018; (ii) 25% of the units vested on January 6, 2019; (iii) 25% of the units vest on January 6, 2020; and (iv) 25% of the units vest on January 6, 2021, each subject to continued service and a performance criterion of positive net cash flow provided by operating activities (excluding any non-recurring charges) for fiscal 2017 as provided on the company’s consolidated statements of cash flows, which has been met. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(13)

Represents restricted stock units granted on July 10, 2019. The restricted stock units vest as follows: (i) 25% of the units vest on July 10, 2020; (ii) 25% of the units vest on July 10, 2021; (iii) 25% of the units vest on July 10, 2022; and (iv) 25% of the units vest on July 10, 2023, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(14)

Represents performance stock units granted on July 10, 2019. The performance stock units vest on April 18, 2022, subject to continued service and achievement of performance criteria. The shares above reflect a target payout of 100%. This award has a potential payout of 200% if the maximum performance criteria are achieved and 50% if the threshold performance criteria are achieved. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date

(15)

Represents restricted stock units granted on March 13, 2019. The restricted stock units vest as follows: (i) 25% of the units vest on March 13, 2020; (ii) 25% of the units vest on March 13, 2021; (iii) 25% of the units vest on March 13, 2022; and (iv) 25% of the units vest on March 13, 2023, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(16)

Represents restricted stock units granted on September 6, 2017. The restricted stock units vest as follows: (i) 25% of the units vest on September 6, 2018; (ii) 25% of the units vest on September 6, 2019; (iii) 25% of the units vest on September 6, 2020; and (iv) 25% of the units vest on September 6, 2011, each subject to continued service. In addition, upon vesting, the executive receives a cash payment equal to dividends declared between the grant date and the vesting date.

(17)

Represents performance stock units granted on September 6, 2017. The performance stock units vest on May 1, 2020, because the continued service requirement was met and the performance criterion was achieved, resulting in payout of 200% of target. See the section entitled “Components of our Compensation Program, 2019 Decisions and the Decision-Making Process—PSUs Granted in Fiscal 2017” in the Compensation Discussion and Analysis beginning on page 48 for more information regarding the achievement of the performance criterion. In addition, upon vesting, the executive received a cash payment equal to dividends declared between the grant date and the vesting date.

Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of restricted stock unit awards held by our Named Executive Officers during fiscal 2019.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Laura Alber	—	—	338,635	$19,014,287
Julie Whalen	—	—	51,197	$2,941,618
Alex Bellos	—	—	20,100	$1,204,915
Marta Benson	—	—	20,140	$1,150,672
Ryan Ross	—	—	5,870	$358,374

(1)

The value realized upon exercise is calculated as the difference between the closing price of our stock on the trading day prior to the exercise date and the applicable exercise price of the option awards, multiplied by the number of shares exercised.

(2)	The value realized upon vesting is calculated as the closing price of our stock on the trading day prior to the vesting date multiplied by the number of units vested.

Pension Benefits

None of our Named Executive Officers received any pension benefits during fiscal 2019.

Nonqualified Deferred Compensation

The following table reflects amounts deferred under the Executive Deferred Compensation Plan by our Named Executive Officers Plan.

	Executive Contributions in Fiscal 2019 ($)(1)	Registrant Contributions in Fiscal 2019 ($)	Aggregate Earnings (Loss) in Fiscal 2019 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at February 2, 2020 ($)
Laura Alber	—	—	—	—	—
Julie Whalen	—	—	—	—	—
Alex Bellos	—	—	—	—	—
Marta Benson	$723,115	—	$73,572	—	$1,467,153
Ryan Ross	$62,115	—	$7,454	—	$97,300

(1)	These amounts represent executive contributions attributable to fiscal 2019, and are included in the Summary Compensation Table for fiscal 2019 in the salary and bonus columns.

Participation in the Executive Deferred Compensation Plan is limited to a group of select management and highly compensated employees. In fiscal 2019, participants were able to defer up to 75% of their base salary and up to 100% of their bonus, net of applicable employment and withholding taxes and subject to a minimum deferral requirement (5% of salary). Participant accounts are not put aside in trust or any other funding vehicle, and the obligations of the company to pay are an unsecured promise to pay in the future. Although no investments are held in the plan, participant accounts track investment funds chosen by the participant from a specified list, and accounts are adjusted for earnings that the investments would have accrued had the investment fund been held by such participant accounts. Accounts are generally distributed at termination of employment, although a participant can make an election at the time of deferral to have the distribution occur at an earlier or later date. A choice of quarterly installments over 5, 10, 15 or 20 years, or a single lump sum, is available for terminations due to retirement or disability, as defined in the plan, if the account is over $15,000. All other distributions are paid as a single lump sum. The commencement of payments can be postponed, subject to advance election and minimum deferral requirements. At death, the plan may provide a death benefit funded by a life insurance policy, in addition to payment of the participant’s account.

Employment Contracts and Termination of Employment and Change-of-Control Arrangements

Management Retention Agreement

We entered into an amended and restated management retention agreement with Laura Alber on September 6, 2012. The management retention agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033. All other terms are substantially the same as the EVP Retention Plan, as described below.

Management Retention Plan

Effective March 27, 2019, we amended and restated the 2012 EVP Level Management Retention Plan, or the EVP Retention Plan. The EVP Retention Plan restates substantially all of the material terms of the prior 2012 EVP Level Management Retention Plan. Each of Ms. Whalen, Mr. Bellos, Ms. Benson and Mr. Ross are subject to the EVP Retention Plan. The EVP Retention Plan will remain in effect through March 26, 2022, unless earlier terminated by the company in accordance with the plan.

If within 18 months following a change of control, an executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” then (i) 100% of such executive’s outstanding equity awards, including full value awards, with performance-based vesting where the payout is a set number or zero depending on whether the performance metric is obtained, will immediately become fully vested, except that if a full value award has performance-based vesting and the performance period has not been completed and the number of shares that can be earned is variable based on the performance level, a pro-rata portion of such executive’s outstanding equity awards will immediately become fully vested at the target performance level, and (ii) in lieu of continued employment benefits (other than as required by law), such executive will be entitled to receive payments of $3,000 per month for 12 months.

In addition, if, within 18 months following a change of control, the executive’s employment is terminated by us without “cause,” or by the executive for “good reason,” such executive will be entitled to receive (i) severance equal to 200% of such executive’s base salary as in effect immediately prior to the change of control or such executive’s termination, whichever is greater, with such severance to be paid over 24 months, and (ii) 200% of the average annual bonus received by such executive in the last 36 months prior to the termination, with such severance to be paid over 24 months.

Each executive’s receipt of the severance benefits discussed above is contingent on such executive signing and not revoking a release of claims against us, such executive’s continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), such executive not accepting employment with one of our competitors, and such executive’s continued non-disparagement of us. In the event that the severance payments and other benefits payable to an executive under a retention agreement constitute a “parachute payment” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive’s severance payments and other benefits will be either (i) delivered in full or (ii) delivered to a lesser extent such that no portion of the benefits are subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits (such provision, a “better after-tax” provision).

For purposes of the EVP Retention Plan, “cause” means: (i) an act of dishonesty made by the executive in connection with his or her responsibilities as an employee; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the executive’s gross misconduct; (iv) the executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom the executive owes an obligation of nondisclosure as a result of the executive’s relationship with the company; (v) the executive’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics; or (vi) the executive’s continued failure to perform his or her employment duties after he or she has received a written demand of performance which specifically sets forth the factual basis for the belief that the executive has not substantially performed his or her duties and has failed to cure such non-performance within 30 days after receiving such notice.

For purposes of the EVP Retention Plan, “change of control” means the occurrence of any of the following events: (i) a change in the ownership of the company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the company will not be considered a change of control; or (ii) a change in the effective control of the company which occurs on the date that a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election; provided, however, that for purposes of this subsection (ii), if any Person is considered to effectively control the company, the acquisition of additional control of the company by the same Person will not be considered a change of control; or (iii) a change in the ownership of a substantial portion of the company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the company’s assets: (A) a transfer to an entity that is controlled by the company’s stockholders immediately after the transfer, or (B) a transfer of assets by the company to: (1) a stockholder of the company (immediately before the asset transfer) in exchange for or with respect to the company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person. For purposes of this subsection (iii), gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the company. Notwithstanding the foregoing, a transaction shall not be deemed a change of control unless the transaction qualifies as a change in the ownership of the company, change in the effective control of the company or a change in the ownership of a substantial portion of the company’s assets, each within the meaning of Section 409A.

For purposes of the EVP Retention Plan, “good reason” means, without the executive’s consent, (i) a material reduction in his or her annual base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of his or her authority, duties or responsibilities, (iii) the executive ceasing to report directly to a specified individual or the Board of the company or the entity holding all or substantially all of the company’s assets following a change of control, or (iv) relocation of the executive to a location more than 50 miles from the company’s San Francisco, California main office location. In addition, upon any such voluntary termination for good reason, the executive must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence, and the company must be provided with at least 30 days from the receipt of the notice to remedy the condition.

Amended and Restated Employment Agreement with Laura Alber

We entered into an amended and restated employment agreement with Laura Alber, effective as of September 6, 2012, which amended and restated the prior agreement entered into with Ms. Alber, effective May 26, 2010. The employment agreement restates substantially all of the material terms of the prior agreement, with the exception of extending the term of the agreement through September 7, 2033 and referencing Ms. Alber’s then current base salary of $1,300,000. If we terminate Ms. Alber’s employment without “cause,” if she terminates her employment with us for “good reason,” or if her employment is terminated due to her death or “disability,” she will be entitled to receive (i) severance equal to 24 months of her base salary to be paid over 24 months, (ii) a lump sum payment equal to 200% of the average annual bonus received by her in the last 36 months prior to the termination, (iii) in lieu of continued employment benefits (other than as required by law), payments of $3,000 per month for 18 months, and (iv) accelerated vesting of her then-outstanding equity awards that vest solely based upon Ms. Alber’s continued service by up to an additional 18 months’ of vesting credit, and if the awards were subject to cliff-vesting of more than one year, the cliff-vesting provision will be lifted and vesting credit given as if the award had been subject to monthly vesting, and equity awards subject to performance-based vesting will remain outstanding through the date upon which the achievement of the applicable performance milestones are certified with such awards paid out, subject to the attainment of the applicable performance milestones, to the same extent and at the same time as if Ms. Alber had remained employed through the 18-month anniversary of her termination date. Ms. Alber’s receipt of the severance benefits discussed above is contingent on her signing and not revoking a release of claims against us, her continued compliance with our Code of Business Conduct and Ethics (including its provisions relating to confidential information and non-solicitation), her not accepting employment with one of our competitors, and her continued non-disparagement of us.

For purposes of the employment agreement with Ms. Alber, “cause” is defined as (i) an act of dishonesty made by her in connection with her responsibilities as an employee, (ii) Ms. Alber’s conviction of or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (iii) Ms. Alber’s gross misconduct, (iv) Ms. Alber’s unauthorized use or disclosure of any proprietary information or trade secrets of the company or any other party to whom she owes an obligation of nondisclosure as a result of her relationship with the company, (v) Ms. Alber’s willful breach of any obligations under any written agreement or covenant with the company or breach of the company’s Code of Business Conduct and Ethics, or (vi) Ms. Alber’s continued failure to perform her employment duties after she has received a written demand of performance from the Board which specifically sets forth the factual basis for the Board’s belief that she has not substantially performed her duties and has failed to cure such non-performance to the company’s satisfaction within 30 days after receiving such notice.

For purposes of the employment agreement with Ms. Alber, “disability” means Ms. Alber (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering company employees.

For purposes of the employment agreement with Ms. Alber, “good reason” is defined as, without Ms. Alber’s consent, (i) a reduction in her base salary (except pursuant to a reduction generally applicable to senior executives of the company), (ii) a material diminution of her authority or responsibilities, (iii) a reduction of Ms. Alber’s title, (iv) Ms. Alber ceasing to report directly to the Board of Directors, or (v) the Board of Directors failing to re-nominate Ms. Alber for Board membership when her Board term expires while she is employed by the company. In addition, upon any such voluntary termination for good reason, Ms. Alber must provide written notice to the company of the existence of one or more of the above conditions within 90 days of its initial existence and the company must be provided with at least 30 days to remedy the condition.

The following table describes the payments and/or benefits which would have been owed by us to Ms. Alber as of February 2, 2020 if her employment had been terminated in various situations, without taking into account the “better after-tax” provision or applicable taxes.

Compensation and Benefits	Termination Without Cause or for Good Reason (No Change-of-Control)	Termination Without Cause or for Good Reason (Change-of- Control)	Death/Disability
Base Salary(1)	$3,000,000	$3,000,000	$3,000,000(2)
Bonus Payment(3)	$6,100,000	$6,100,000	$6,100,000(2)
Equity Awards(4)(5)	$44,497,436	$47,980,412(6)	$44,497,436(7)
Health Care Benefits(8)	$54,000	$36,000	$54,000

(1)	Represents 200%, or 24 months, of Ms. Alber’s base salary as of February 2, 2020.

(2)	Will be reduced by the amount of any payments Ms. Alber receives through company-paid insurance policies.

(3)	Represents 200% of the average annual bonus received by Ms. Alber in the 36-month period prior to February 2, 2020.

(4)	Value is based on a stock price of $70.08, the closing price of our common stock on January 31, 2020, the last business day of fiscal 2019.

(5)	For illustrative purposes only, performance stock units are estimated at target.

(6)	Represents the sum of (i) $25,576,747 for acceleration of vesting of 364,965 restricted stock units and (ii) $22,403,665 for acceleration of vesting of 319,687 performance stock units.

(7)	Represents the sum of (i) $23,918,164 for acceleration of vesting of 341,298 restricted stock units and (ii) $20,579,272 for acceleration of vesting of 293,654 performance stock units.

(8)	Based on a monthly payment of $3,000 to be paid by the company for 18 months or 12 months, as applicable, in lieu of continued employment benefits.

All Other Named Executive Officers

Except as described above in connection with a termination following a change of control of the company, the other Named Executive Officers are generally not entitled to severance benefits in connection with their termination for good reason or involuntary termination. The following table describes the payments and/or benefits which would have been owed by us to the Named Executive Officers as of February 2, 2020 under the EVP Retention Plan if, within 18 months following a change of control of the company, the executive’s employment was terminated by us without cause, or by the executive for good reason, without taking into account the “better after-tax” provision or applicable taxes.

Potential Double-Trigger Change in Control Benefits
Name	Base Salary(1)	Bonus Payment(2)	Equity Awards(3)		Health Care Benefits(4)
Julie Whalen	$1,700,000	$1,633,333	$7,492,533	(5)	$36,000
Alex Bellos	$1,700,000	$1,683,333	$7,909,509	(6)	$36,000
Marta Benson	$1,700,000	$1,333,333	$7,879,655	(7)	$36,000
Ryan Ross	$1,400,000	$1,050,000	$4,873,223	(8)	$36,000

(1)	Represents 200% of each Named Executive Officer’s base salary as of February 2, 2020.

(2)	Represents 200% of the average annual bonus received by each Named Executive Officer in the 36-month period prior to February 2, 2020.

(3)	Value is based on a stock price of $70.08, the closing price of our common stock on January 31, 2020, the last business day of fiscal 2019.

(4)	Based on a monthly payment of $3,000 to be paid by the company for 12 months in lieu of continued employment benefits.

(5)	Represents the sum of (i) $4,923,610 for acceleration of vesting of 70,257 restricted stock units and (ii) $2,568,923 for acceleration of vesting of 36,657 performance stock units.

(6)	Represents the sum of (i) $5,518,870 for acceleration of vesting of 78,751 restricted stock units and (ii) $2,390,639 for acceleration of vesting of 34,113 performance stock units.

(7)	Represents the sum of (i) $5,285,083 for acceleration of vesting of 75,415 restricted stock units and (ii) $2,594,572 for acceleration of vesting of 37,023 performance stock units.

(8)	Represents the sum of (i) $3,581,088 for acceleration of vesting of 51,100 restricted stock units and (ii) $1,292,135 for acceleration of vesting of 18,438 performance stock units.

Acceleration Provisions Under Equity Award Agreements and 2001 LTIP

Restricted stock units and performance stock units were granted to our Named Executive Officers in each of fiscal 2019, fiscal 2018 and fiscal 2017. Pursuant to our equity award agreements, our Named Executive Officers are eligible for pro-rata accelerated vesting of their equity awards in the event of a Named Executive Officer’s death or “disability,” and upon “retirement,” full vesting in the case of time-based restricted stock units and pro-rata vesting in the case of performance-based restricted stock units. Such accelerated vesting benefits are subject to the achievement of performance goals in the case of performance stock units. The performance stock units also provide that upon a “change in control,” the performance goals shall be deemed satisfied at target and, for purposes of any severance and corporate transaction vesting provisions, the performance stock units will generally be treated in the same manner as a time-based restricted stock unit award covering the number of shares based on such deemed target performance.

For purposes of the equity awards, “disability” means the occurrence of any of the following events: (i) the executive being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months; (ii) the executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the company’s accident and health plan covering the company’s employees; or (iii) the executive has been determined to be totally disabled by the Social Security Administration.

For purposes of the equity awards, “retirement” means the executive’s termination of employment for a reason other than “cause,” “disability,” or death subsequent to the executive having attained age 70 and having been employed by the company for at least 15 years. Currently, none of the Named Executive Officers satisfy the requirements for “retirement.”

For purposes of the equity awards, “cause” means: (i) embezzlement, theft or misappropriation by the executive of any property of any of the company; (ii) the executive’s breach of any fiduciary duty to the company; (iii) the executive’s failure or refusal to comply with laws or regulations applicable to the company and their businesses or the policies of the company governing the conduct of its employees or directors; (iv) the executive’s gross incompetence in the performance of their job duties; (v) the executive’s commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (vi) the executive’s failure to perform duties consistent with a commercially reasonable standard of care; (vii) the executive’s failure or refusal to perform job duties or to perform specific directives of the executive’s supervisor or designee, or the senior officers or the Board; or (viii) any gross negligence or willful misconduct by the executive resulting in loss to the company or damage to the reputation of the company.

For purposes of the equity awards, “change in control” generally has the same meaning as “change in control” under the EVP Retention Plan or in the Named Executive Officer’s employment agreement, as applicable.

In addition, our 2001 Long-Term Incentive Plan provides that, in the event of a merger or sale of all or substantially all of the assets of the company, a liquidation or dissolution of the company or a corporate reorganization of the company, equity awards held by all plan participants (including our Named Executive Officers) will vest in full immediately prior to such transaction to the extent they are terminated at the time of such transaction without provision to the holder of an equivalent substitute award. The following table describes the benefits which would have been paid to our Named Executive Officers under these provisions had they been fully triggered on February 2, 2020. None of our Named Executive Officers were eligible to retire on February 2, 2020.

Name	Death/Disability (1)(2)	Award Termination (No Substitute Award) (1)(2)
Laura Alber	$29,620,994(3)(4)	$47,980,412(9)
Julie Whalen	$4,410,415(5)	$7,492,533(10)
Alex Bellos	$4,250,772(6)	$7,909,509(11)
Marta Benson	$4,332,486(7)	$7,879,655(12)
Ryan Ross	$2,272,134(8)	$4,873,223(13)

(1)	Value is based on a stock price of $70.08, the closing price of our common stock on January 31, 2020, the last business day of fiscal 2019.

(2)	For illustrative purposes only, performance stock units are estimated at target.

(3)	Under her employment agreement, Ms. Alber may be entitled to greater acceleration in the event of her death or disability, as described above in the table on page 63.

(4)	Represents the sum of (i) $17,279,06 for acceleration of vesting of 246,574 restricted stock units and (ii) $12,341,088 for acceleration of vesting of 176,100 performance stock units.

(5)	Represents the sum of (i) $2,926,261 for acceleration of vesting of 41,756 restricted stock units and (ii) $1,484,154 for acceleration of vesting of 21,178 performance stock units.

(6)	Represents the sum of (i) $3,078,824 for acceleration of vesting of 49,933 restricted stock units and (ii) $1,171,948 for acceleration of vesting of 16,723 performance stock units.

(7)	Represents the sum of (i) $2,993,467 for acceleration of vesting of 42,715 restricted stock units and (ii) $1,339,019 for acceleration of vesting of 19,107 performance stock units.

(8)	Represents the sum of (i) $1,675,403 for acceleration of vesting of 23,907 restricted stock units and (ii) $596,731 for acceleration of vesting of 8,515 performance stock units.

(9)	Represents the sum of (i) $25,576,747 for acceleration of vesting of 364,965 restricted stock units and (ii) $22,403,665 for acceleration of vesting of 319,687 performance stock units.

(10)	Represents the sum of (i) $4,923,610 for acceleration of vesting of 70,257 restricted stock units and (ii) $2,568,923 for acceleration of vesting of 36,657 performance stock units.

(11)	Represents the sum of (i) $5,518,870 for acceleration of vesting of 78,751 restricted stock units and (ii) $2,390,639 for acceleration of vesting of 34,113 performance stock units.

(12)	Represents the sum of (i) $5,285,083 for acceleration of vesting of 75,415 restricted stock units and (ii) $2,594,572 for acceleration of vesting of 37,023 performance stock units.

(13)	Represents the sum of (i) $3,581,088 for acceleration of vesting of 51,100 restricted stock units and (ii) $1,292,135 for acceleration of vesting of 18,438 performance stock units.

CEO Pay Ratio

We are required to disclose the annual total compensation of the Chief Executive Officer, the median of the annual total compensation of all employees of the company and its subsidiaries excluding the Chief Executive

Officer (“Median Employee”) and the ratio of those two amounts (“CEO Pay Ratio”) for fiscal 2019. The annual total compensation of our Chief Executive Officer was $17,028,444 in fiscal 2019, as reflected in the Summary Compensation Table above. Based on reasonable estimates, the annual total compensation of the Median Employee was $11,493 for fiscal 2019. Accordingly, for fiscal 2019, the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all of our other employees was 1,482 to 1. The Median Employee for fiscal 2019 was a Retail Sales Associate located in New Jersey, who was part-time in fiscal 2019. In preparation for and during our holiday selling season in the fourth quarter of our fiscal year, we hire a substantial number of temporary and seasonal employees, primarily in our retail stores, customer care centers and distribution facilities, who are included in the determination of the median employee. If we exclude permanent part-time, temporary and seasonal employees from our pay ratio calculation, the median annual total compensation of the remaining employees increases to $42,924, which would result in a ratio of 397 to 1.

The annual total compensation used to identify our Median Employee for fiscal 2019 was determined based on all taxable wages earned in fiscal 2019 for each individual who was employed on the last day of the fiscal year. We also converted all relevant employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable exchange rate as of the end of the fiscal year.

Incentive Award Committee

Pursuant to its charter and the 2001 Long-Term Incentive Plan, the Compensation Committee may delegate the authority to make non-executive officer grants to two or more directors, one or more officers of the company, or otherwise in any manner permitted under applicable law. The Compensation Committee does not delegate any of its authority with respect to grants to executive officers and non-employee directors of the company. The Compensation Committee delegated to Adrian Bellamy, the Chair of the Compensation Committee, and Laura Alber the authority to grant equity to certain non-executive employees within a stated budget in connection with the company’s annual equity grants for fiscal 2019.

The Compensation Committee also appointed an Incentive Award Committee consisting of Laura Alber and Julie Whalen for fiscal 2019. The Compensation Committee delegated to the Incentive Award Committee the authority to grant equity awards under the company’s 2001 Long-Term Incentive Plan within certain prescribed limits to non-executive officer employees with a corporate rank at or below Senior Vice President. The Chief Executive Officer believes it is important to provide our associates with long-term incentive vehicles that are directly linked to stockholder return. Granting equity-based incentives aligns the interests of our associates with those of our stockholders and reinforces the company’s pay-for-performance strategy. This delegation is reviewed by the Compensation Committee annually and includes limitations on the number of shares subject to the grants, both on an individual basis and in the aggregate. Reports of awards made by the Incentive Award Committee are included in the materials presented at the Compensation Committee’s regularly scheduled meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have policies in our Code of Business Conduct and Ethics that provide that employees must not engage in any transaction when an employee may face a real or perceived conflict of interest with the company. Our Code of Business Conduct and Ethics is distributed to all employees on an annual basis and made available throughout the year in our internal document database. It is also available on our website and in print to any stockholder who requests it. In addition, we have in place policies and procedures with respect to related person transactions that provide that our executive officers, directors and principal stockholders, as well as their immediate family members and affiliates, are not permitted to enter into a related party transaction with us unless (i) the transaction is approved or ratified by our Audit and Finance Committee or the disinterested members of our Board or (ii) the transaction involves the service of one of our executive officers or directors or any related compensation, is reportable under Item 402 of Regulation S-K and is approved by our Compensation Committee.

For the purposes of our related party transaction policy, “related party transaction” means any transaction in which the amount involved exceeds $120,000 in any calendar year and in which any of our executive officers, directors and principal stockholders, as well as their immediate family members and affiliates, had, has or will have a direct or indirect material interest, other than transactions available to all of our employees.

It is our policy to approve related party transactions only when it has been determined that such transaction is in, or is not inconsistent with, our best interests and those of our stockholders, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Indemnification Agreements

We have indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including coverage of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

This table sets forth information regarding the ownership of our common stock as of April 6, 2020 by:

•	each person known to us to own more than 5% of our outstanding common stock;

•	each director;

•	the Named Executive Officers; and

•	all current executive officers and directors as a group.

Unless otherwise noted, the persons listed below have sole voting and investment power. In addition, unless otherwise noted, the address of each stockholder noted in the following table is c/o Williams-Sonoma, Inc., 3250 Van Ness Avenue, San Francisco, California 94109. Information regarding our non-management 5% stockholders is derived from the most recently available 13G filings.

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock		Awards Exercisable or Vesting within 60 days(1)	Total		Percent of Class(2)
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	—	7,998,898		—	7,998,898	(3)	10.4%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	—	7,326,017		—	7,326,017	(4)	9.5%

BlackRock Inc. 55 East 52nd Street New York, NY 10055	—	7,157,730		—	7,157,730	(5)	9.3%

FMR LLC 245 Summer Street Boston, MA 02210	—	3,950,286		—	3,950,286	(6)	5.1%

Aristotle Capital Management, LLC 11100 Santa Monica Blvd., Suite 1700 Los Angeles, CA 90025	—	5,061,112		—	5,061,112	(7)	6.6%

Blackhill Capital, Inc. 161 Madison Avenue Morristown, NJ 07960	—	4,001,098		—	4,001,098	(8)	5.2%

Laura Alber	Director, Chief Executive Officer and President	430,027	(9)	285,455	715,482		*

Julie Whalen	Executive Vice President, Chief Financial Officer	58,318	(10)	49,329	107,647		*

Alex Bellos	President, West Elm Brand	9,647		38,400	48,047		*

Marta Benson	President, Pottery Barn Brand	17,061		36,651	53,712		*

		Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Position with Company	Common Stock		Awards Exercisable or Vesting within 60 days(1)	Total	Percent of Class(2)
Ryan Ross	President, Williams Sonoma Brand	9,876		12,656	22,532	*

Adrian Bellamy	Director	65,166		4,668	69,834	*

Scott Dahnke	Director	20,418		2,775	23,193	*

Anne Mulcahy	Director	1,716		2,775	4,491	*

Grace Puma	Director	6,187		2,775	8,962	*
William Ready	Director	—		659	659	*
Sabrina Simmons	Director	10,915		3,204	14,119	*

Frits van Paasschen	Director	6,187		2,775	8,962	*

All current executive officers and directors as a group (13 persons)	—	658,659	(11)	473,415	1,132,074	1.5%

*	Less than 1%.

(1)	Reflects exercisable restricted stock units vesting within 60 days of April 6, 2020 (prior to withholding of any such shares to satisfy applicable statutory withholding requirements).

(2)	Assumes settlement or vesting of awards included in footnote (1) into shares of our common stock with respect to the named individual. Based on 77,213,492 shares outstanding as of April 6, 2020.

(3)

The information above and in this footnote is based on information taken from the Schedule 13G filed by Capital Research Global Investors, a division of Capital Research and Management Company, with the Securities and Exchange Commission on February 14, 2020. Capital Research Global Investors has sole voting power with respect to 7,998,660 shares and sole dispositive power with respect to 7,998,660 shares.

(4)

The information above and in this footnote is based on information taken from the Schedule 13G of The Vanguard Group, Inc. filed with the Securities and Exchange Commission on February 12, 2020. The Vanguard Group, Inc. has sole voting power with respect to 40,991 shares, shared voting power with respect to 14,940 shares, sole dispositive power with respect to 7,280,187 shares and shared dispositive power with respect to 45,830 shares.

(5)

The information above and in this footnote is based on information taken from the Schedule 13G of BlackRock Inc. filed with the Securities and Exchange Commission on February 6, 2020. BlackRock Inc. has sole voting power with respect to 6,842,836 shares and sole dispositive power with respect to 7,157,730 shares.

(6)

The information above and in this footnote is based on information taken from the Schedule 13G filed by FMR LLC and Abigail P. Johnson, a Director and the Chairman and the Chief Executive Officer of FMR LLC, with the Securities and Exchange Commission on February 6, 2020. FMR LLC has sole voting power with respect to 797,496 shares, shared voting power with respect to 0 shares, and sole dispositive power with respect to 3,950,286 shares. Ms. Johnson has sole voting power and sole dispositive power with respect to 3,950,286 shares.

(7)

The information above and in this footnote is based on information taken from the Schedule 13G filed by Aristotle Capital Management, LLC with the Securities and Exchange Commission on February 14, 2020. Aristotle Capital Management, LLC has sole voting power with respect to 1,853,866 shares and sole dispositive power with respect to 5,061,112 shares.

(8)

The information above and in this footnote is based on information taken from the Schedule 13G filed by Blackhill Capital, Inc. with the Securities and Exchange Commission on February 10, 2020. Blackhill Capital, Inc. has sole voting power with respect to 4,001,098 shares and sole dispositive power with respect to 4,001,098 shares.

(9)	Includes 15,430 shares held by Ms. Alber in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 6, 2020.

(10)	Includes 1,078 shares held by Ms. Whalen in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on a statement dated April 6, 2020.

(11)	Includes 16,725 shares held by the executive officers in the Williams-Sonoma, Inc. Stock Fund under our 401(k) plan, based on statements dated April 6, 2020.

STOCKHOLDER PROPOSALS

Stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and be received by our Secretary at our principal executive offices no later than December 18, 2020 in order to be included in our Proxy Statement for the 2021 Annual Meeting.

In order to submit a proposal to be raised at the 2021 Annual Meeting that will not be included in our Proxy Statement for the 2021 Annual Meeting, stockholder proposals must comply with our Restated Bylaws. Under our Restated Bylaws a stockholder must give advance notice to our Secretary of any business, including nominations of directors for our Board, that the stockholder wishes to raise at our Annual Meeting. To be timely under our Restated Bylaws, the notice must be received by our Secretary not less than 90 days or more than 120 days prior to June 3, 2021, the anniversary of our 2020 Annual Meeting. Therefore, stockholder proposals must be received by our Secretary at our principal executive offices between February 3, 2021 and March 5, 2021 in order to be raised at our 2021 Annual Meeting.

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, if the date of the 2021 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Under our Restated Bylaws, if the date of the 2021 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals to be brought before the 2021 Annual Meeting must be delivered not later than the 90th day prior to the 2021 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to the Secretary must contain certain information as set forth in our Restated Bylaws and described under the section “Corporate Governance—Board Committees—Nominations, Corporate Governance and Social Responsibility Committee” about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Restated Bylaws.

Any stockholder (or group of up to 20 stockholders) meeting our continuous ownership requirements of three percent (3%) or more of our common stock for at least three years who wishes to nominate a candidate or candidates for election in connection with our 2021 Annual Meeting and require us to include such nominees in our Proxy Statement and form of proxy for our 2021 Annual Meeting must submit a notice to our Secretary at our principal executive offices no later than December 18, 2020 and no earlier than November 18, 2020 (i.e., no later than the 120th day and no earlier than the 150th day before the one-year anniversary of the date on which we first mailed our proxy materials for our 2020 Annual Meeting). If the date of the 2021 Annual Meeting is more than 30 days before or after the one-year anniversary of the 2020 Annual Meeting (the “Other Meeting Date”), the notice must be received at our principal executive offices not later than the close of business on the later of the 90th day prior to such Other Meeting Date or the 10th day following the date on which public announcement of the date of such meeting is first made by the us.

If we receive notice of a matter to come before the 2021 Annual Meeting that is not in accordance with the deadlines described above, we will use our discretion in determining whether or not to bring such matter before the Annual Meeting. If such matter is brought before the Annual Meeting, then our proxy card for such meeting will confer upon our proxy holders discretionary authority to vote on such matter.

Stockholder proposals should be sent to: Williams-Sonoma, Inc., Attention: Corporate Secretary, 3250 Van Ness Avenue, San Francisco, California 94109.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

In this proxy statement, the Company has disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this proxy statement, including in the Compensation Committee letter and the Compensation Discussion and Analysis. In some cases, you can identify these forward-looking statements by the use of terms such as “believe,” “will,” “expect” anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” and “continue to,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our response to the COVID-19 pandemic, our implementation of cost and capital reduction measures, our opportunities for growth, our expansion into global markets, our business initiatives and strategy, our annual revenue targets and stockholder engagement. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements, please refer to our SEC filings, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our 2019 Annual Report on Form 10-K. The Company undertakes no obligation to update information in this proxy statement.

INFORMATION REFERENCED IN THIS PROXY STATEMENT

The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.

AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K

Pursuant to SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our Annual Report on Form 10-K, including the financial statements for fiscal 2019 as filed with the SEC, are available at our website at ir.williams-sonomainc.com/financial-reports-page and upon written request and without charge to any stockholder by writing to: Williams-Sonoma, Inc., Attention: Annual Report Administrator, 3250 Van Ness Avenue, San Francisco, California 94109.

San Francisco, California

April 17, 2020

WILLIAMS-SONOMA, INC. Shareowner Services P.O. Box 64945, St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET/MOBILE OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. The Board of Directors recommends a vote “FOR” the election of the named directors, “FOR” item 2 and “FOR” item 3. 1. Election of directors: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 Laura Alber 04 William Ready 02 Scott Dahnke 05 Sabrina Simmons 03 Anne Mulcahy 06 Frits van Paasschen Please fold here – Do not separate 2. An advisory vote to approve executive compensation For Against Abstain 3. Ratification of the selection of Deloitte & Touche LLP as our independent For Against Abstain registered public accounting firm for the fiscal year ending January 31, 2021 THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION “FOR” THE ELECTION OF THE NAMED DIRECTORS, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

WILLIAMS-SONOMA, INC. ANNUAL MEETING OF STOCKHOLDERS Wednesday, June 3, 2020 9:00 a.m. (Pacific Daylight Time) Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109 *As part of our precautions regarding the COVID-19 outbreak, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website and filed with the U.S. Securities and Exchange Commission as additional proxy materials. Williams-Sonoma, Inc. 3250 Van Ness Avenue San Francisco, California 94109 proxy This Proxy is solicited on behalf of the Board of Directors. The undersigned stockholder of Williams-Sonoma, Inc. (the “Company”) hereby appoints Laura Alber and Julie Whalen, and each of them (the “Named Proxies”), with full power of substitution to each, true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on April 6, 2020, at the 2020 Annual Meeting of Stockholders of the Company, to be held on Wednesday, June 3, 2020, at 9:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof. This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” the election of the named directors, “FOR” Proposal 2, and “FOR” Proposal 3. (Please date and sign on reverse side.) Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. : ( * INTERNET PHONE MAIL www.proxypush.com/wsm 1-866-883-3382 Mark, sign and date your proxy Use the Internet to vote your proxy Use a telephone to vote your card and return it in the until 12:00 p.m. (PDT) on proxy until 12:00 p.m. (PDT) postage-paid envelope provided. June 2, 2020. on June 2, 2020. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.